Exhibit 10.1

Loan and Security Agreement, dated November 22, 2004

LOAN AND SECURITY AGREEMENT

dated as of November 22, 2004

among

THE FINANCIAL INSTITUTIONS NAMED HEREIN,

as the Lenders,

BEAL BANK, S.S.B.,

as the Agent,

and

TRUMP HOTELS & CASINO RESORTS, INC.,

THCR HOLDING CORP.,

THCR/LP CORPORATION,

TRUMP HOTELS & CASINO RESORTS HOLDINGS, L.P.,

TRUMP HOTELS & CASINO RESORTS FUNDING, INC.,

TRUMP ATLANTIC CITY HOLDING, INC.,

TRUMP ATLANTIC CITY ASSOCIATES,

TRUMP ATLANTIC CITY FUNDING, INC.,

TRUMP ATLANTIC CITY FUNDING II, INC.,

TRUMP ATLANTIC CITY FUNDING III, INC.,

TRUMP ATLANTIC CITY CORPORATION,

TRUMP TAJ MAHAL ASSOCIATES,

TRUMP PLAZA ASSOCIATES,

TRUMP CASINO HOLDINGS, LLC,

TRUMP CASINO FUNDING, INC.,

TRUMP MARINA, INC.,

TRUMP MARINA ASSOCIATES, L.P.,

TRUMP INDIANA, INC.,

TRUMP INDIANA REALTY, LLC,

TRUMP INDIANA CASINO MANAGEMENT, LLC,

THCR MANAGEMENT HOLDINGS, LLC,

THCR MANAGEMENT SERVICES, LLC,

THCR ENTERPRISES, INC.,

THCR ENTERPRISES, LLC,

THCR VENTURES, INC.,

TRUMP INTERNET CASINO, LLC,

TRUMP HOTELS & CASINO RESORTS DEVELOPMENT COMPANY, LLC, and

TRUMP PLAZA FUNDING, INC.

as the Borrowers

Table of Contents – Page i

Table of Contents – Page ii

Table of Contents – Page iii

Table of Contents – Page iv

Schedules:

Schedule 1.1A	—	Permitted Liens
Schedule 6.3	—	Location of Collateral
Schedule 8.3	—	Prior Names
Schedule 8.4	—	Capitalization; Organization and Qualification; Subsidiaries and Affiliates
Schedule 8.5	—	Title to Property
Schedule 8.6	—	Real Estate; Leases
Schedule 8.7	—	Proprietary Rights
Schedule 8.8	—	Trade Names
Schedule 8.9	—	Litigation
Schedule 8.11	—	Labor Matters
Schedule 8.12	—	Environmental Matters
Schedule 8.14	—	ERISA Matters
Schedule 8.15	—	Taxes
Schedule 8.20	—	Bank Accounts
Schedule 8.21	—	Governmental Authorization
Schedule 8.22	—	Investment Property

Exhibits:

Exhibit A	—	Form of Revolving Note
Exhibit B	—	Form of Notice of Borrowing
Exhibit C	—	Form of Compliance Certificate

Table of Contents – Page v

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement, dated as of November 22, 2004, among the financial institutions listed on the signature pages hereof, Beal Bank, S.S.B., as administrative agent for the Lenders, and Trump Hotels & Casino Resorts, Inc., THCR Holding Corp., THCR/LP Corporation, Trump Hotels & Casino Resorts Holdings, L.P., Trump Hotels & Casino Resorts Funding, Inc., Trump Atlantic City Holding, Inc., Trump Atlantic City Associates, Trump Atlantic City Funding, Inc., Trump Atlantic City Funding II, Inc., Trump Atlantic City Funding III, Inc., Trump Atlantic City Corporation, Trump Taj Mahal Associates, Trump Plaza Associates, Trump Casino Holdings, LLC, Trump Casino Funding, Inc., Trump Marina, Inc., Trump Marina Associates, L.P., Trump Indiana, Inc., Trump Indiana Realty, LLC, Trump Indiana Casino Management, LLC, THCR Management Holdings, LLC, THCR Management Services, LLC, THCR Enterprises, Inc., THCR Enterprises, LLC, THCR Ventures, Inc., Trump Internet Casino, LLC, Trump Hotels & Casino Resorts Development Company, LLC, and Trump Plaza Funding, Inc.

W I T N E S S E T H

A. On November 22, 2004 (the “Petition Date”), each of the Borrowers filed with the United States Bankruptcy Court for the District of New Jersey (together with any other court having original jurisdiction over the Case, the “Bankruptcy Court”) voluntary petitions for relief under Chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., and have continued in the possession of their assets pursuant to Sections 1107 and 1108 thereof.

B. In connection with such filings, on November 22, 2004, the Borrowers requested the Bankruptcy Court to enter the Interim Order authorizing the Borrowers to borrow Revolving Loans in an aggregate principal amount at any time outstanding up to $100,000,000 subject to this Agreement, the Interim Order, and the Final Order (if and when entered).

C. The Bankruptcy Court entered the Interim Order on November 22, 2004, and the Borrowers have requested that the Bankruptcy Court enter the Final Order on or about December 15, 2004.

D. The Lenders have agreed to make available to the Borrowers a revolving credit facility upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrowers hereby agree as follows.

ARTICLE 1

INTERPRETATION OF THIS AGREEMENT

Section 1.1 Definitions. Capitalized terms wherever used in this Agreement shall have the following respective meanings.

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“Account” means “accounts”, as defined in the UCC, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, and “Accounts” means all of the foregoing.

“Affiliate” means, as to any Person (the “subject Person”), any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the subject Person or which owns, directly or indirectly, 10.0% or more of the outstanding equity interest of the subject Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agent” means the Bank, solely in its capacity as administrative agent for the Lenders, and any successor agent.

“Agent’s Liens” means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, the Bank, and the Agent pursuant to this Agreement and the other Loan Documents.

“Agent-Related Persons” means the Agent, together with its Affiliates, and the officers, directors, employees, agents, and attorneys-in-fact of the Agent and its Affiliates.

“Agreement” means this Loan and Security Agreement, as it may be amended, restated, or otherwise modified from time to time.

“Assignee” has the meaning specified in Section 13.3(a).

“Assignment and Acceptance” has the meaning specified in Section 13.3(a).

“Attorney Costs” means and includes all reasonable fees, expenses, and disbursements of any law firm or other counsel engaged by the Agent.

“Automatic Stay” means the automatic stay imposed under Section 362 of the Bankruptcy Code.

“Bank” means Beal Bank, S.S.B. or any successor entity thereto.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., and each successor statute thereto.

“Bankruptcy Court” has the meaning specified in Recital B of this Agreement.

“Borrower” means Trump Hotels & Casino Resorts, Inc. THCR Holding Corp., THCR/LP Corporation Trump Hotels & Casino Resorts Holdings, L.P., Trump Hotels & Casino Resorts Funding, Inc., Trump Atlantic City Holding, Inc., Trump Atlantic City Associates, Trump Atlantic City Funding, Inc., Trump Atlantic City Funding II, Inc., Trump Atlantic City Funding III, Inc., Trump Atlantic City Corporation, Trump Taj Mahal Associates, Trump Plaza Associates, Trump Casino Holdings, LLC, Trump Casino Funding, Inc., Trump Marina, Inc., Trump Marina Associates, L.P., Trump Indiana, Inc., Trump Indiana Realty, LLC, Trump

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Indiana Casino Management, LLC, THCR Management Holdings, LLC, THCR Management Services, LLC, THCR Enterprises, Inc., THCR Enterprises, LLC, THCR Ventures, Inc., Trump Internet Casino, LLC, Trump Hotels & Casino Resorts Development Company, LLC, and Trump Plaza Funding, Inc. On and after the Petition Date, “Borrower” includes each of such Persons, as debtor and debtor-in-possession in the Case, and the successors and assigns thereof, including, without limitation, any trustee in bankruptcy with respect thereto.

“Borrowing” means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to a Borrower.

“Borrowing Orders” means, collectively, the Interim Order and the Final Order.

“Business Day” means any day that is not a Saturday, Sunday, or a day on which banks in Dallas, Texas are required or permitted to be closed.

“Capital Adequacy Regulation” means any guideline, request, or directive of any central bank or other Governmental Authority, or any other law, rule, or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

“Capital Expenditure” means any payment due (whether or not paid) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

“Capital Lease” means, with respect to any Person, any lease of property which, in accordance with GAAP, should be reflected as a capital lease on a balance sheet of such Person.

“Capital Stock” means any and all corporate stock, units, shares, partnership interests, membership interests, equity interests, rights, securities, or other equivalent evidences of ownership (however designated) issued by any Person.

“Case” means collectively, the bankruptcy cases captioned In Re: THCR/LP Corporation, et. al., arising upon the filing by each of the Borrowers of a voluntary petition for relief with the Bankruptcy Court on the Petition Date. The bankruptcy cases are administratively consolidated under Case No. 04-46898.

“Carve-Out” has the meaning specified in the Interim Order.

“Carve-Out Reserve” means the reserve which will be maintained to provide Revolving Loans to be funded pursuant to Section 10.2(b) for payment of fees and expenses of Professional Persons incurred in connection with the Case and approved by the Bankruptcy Court and which shall be maintained in an aggregate amount not in excess of $4,000,000 minus any Revolving Loans funded pursuant to Section 10.2(b) .

“Change in Control” means: (a) the acquisition, after the Closing Date, of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of

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the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Closing Date), other than owners of Capital Stock of THCR or THCRLP as of the Closing Date, of Capital Stock representing more than fifty percent (50)% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of THCR or THCRLP; (b) the occupation after the Closing Date of a majority of the seats (other than vacant seats) on the board of directors of THCR or THCRLP by Persons who were neither (i) nominated by the board of directors of THCR or THCRLP, respectively nor (ii) appointed by directors so nominated; (c) the acquisition after the date hereof of direct or indirect Control of THCR or THCRLP by any Person or group other than owners of Capital Stock of THCR or THCRLP as of the Closing Date; or (d) THCRLP shall cease to own directly or indirectly 100% of the Capital Stock of all of its Subsidiaries in existence as of the date hereof (subject to transactions permitted by Section 9.8).

“Chapter 5 Recoveries” means interests in and recoveries realized from all actions brought by, or on behalf of, any Borrower or its predecessors or successors in interest pursuant to Chapter 5 of the Bankruptcy Code.

“Charges” has the meaning specified in Section 3.5.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and the regulations promulgated thereunder.

“Collateral” has the meaning specified in Section 6.1.

“Commitment” means, at any time with respect to a Lender, the principal amount set forth beside such Lender’s name under the heading “Commitment” on the signature pages of this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, or the most recent Assignment and Acceptance to which such Lender is a party, in accordance with the provisions of Section 13.3, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 13.3, and “Commitments” means, collectively, the aggregate amount of the Commitment of all of the Lenders.

“Compliance Certificate” has the meaning specified in Section 7.2(c).

“Contaminant” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls, or any constituent of any such substance or waste, in each case to the extent regulated under any applicable Environmental Law.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, but not solely by being an officer or director of that Person. “Controlling” and “Controlled” have meanings correlative thereto.

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“Copyright, Patent, and Trademark Agreements” means each Copyright Security Agreement, Patent Security Agreement, and Trademark Security Agreement executed and delivered by a Borrower to the Agent to evidence and perfect the Agent’s security interest in such Borrower’s present and future copyrights, patents, trademarks, and related licenses and rights, for the benefit of the Agent and the Lenders.

“Debt” means, with respect to a Person without duplication, all indebtedness, liabilities, and obligations, of such Person to any other Person, of any kind or nature, now or hereafter owing, arising, due, or payable, howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent (provided that with respect to any such contingent indebtedness, liability, or obligation the amount of such indebtedness, liability, or obligation included in any calculation of Debt shall be the stated amount of such indebtedness, liability, or obligation or if there is no such stated amount the amount reasonably anticipated to be paid by such Person), and obligations, fixed, or otherwise, and including, without in any way limiting the generality of the foregoing: (a) liabilities and obligations to trade creditors; (b) the Obligations; (c) all obligations and liabilities of such Person, whether or not owed by such Person, secured by any Lien on such Person’s property, even though such Person shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; (d) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by such Person, even if the rights and remedies of the lessor, seller, or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; (e) all obligations and liabilities under Guaranties; (f) the principal balance outstanding under any synthetic lease, tax retention operating lease, off balance sheet loan, or similar off balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP; and (g) all obligations under Hedge Agreements.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived pursuant to Section 13.2, or otherwise remedied during such time) constitute an Event of Default.

“Default Rate” means a per annum interest rate at all times equal to the sum of (a) the interest rate otherwise applicable to the Revolving Loans as set forth in this Agreement plus (b) 2.00%.

“Defaulting Lender” has the meaning specified in Section 2.2(f)(ii).

“DOL” means the United States Department of Labor or any successor department or agency.

“Dollar” and “$” means dollars in the lawful currency of the United States.

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“EBITDA” means, for any period and any Person, the amount equal to the sum of the following calculated in accordance with GAAP for such Person without duplication for such period: (a) operating net income (excluding any extraordinary gains or losses), plus (b) to the extent deducted from such operating net income, interest expense, income tax expenses, depreciation, and amortization, plus (c) to the extent deducted from such operating net income non-cash, write-downs relating to the New Jersey Casino Reinvestment Development Authority.

“Eligible Assignee” means: (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $250,000,000; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender; and (d) if an Event of Default exists, any Person reasonably acceptable to the Agent.

“Entry Date” means the date on which the Interim Order was entered by the Bankruptcy Court.

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

“Environmental Compliance Issue” has the meaning specified in Section 9.6(a).

“Environmental Laws” means all federal, state, or local laws, statutes, common law duties, rules, regulations, ordinances, and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety, and land use matters.

“Environmental Lien” means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code.

“ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multi-employer Plan or receipt of notification that a Multi-employer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan; (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds

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under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan; or (f) the imposition of any liability under Title IV of ERISA upon any Borrower or any ERISA Affiliate, other than for (i) PBGC premiums due but not delinquent under Section 4007 of ERISA and (ii) pre-petition amounts with respect to which enforcement is stayed.

“Event of Default” has the meaning specified in Section 11.1.

“Exchange Act” means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

“Fee Properties” means the properties currently known as the Trump Taj Mahal, the Trump Plaza, Trump Marina and Trump Indiana.

“Federal Funds Rate” means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, “H.15(519)”) on the preceding Business Day opposite the caption “Federal Funds (Effective)”; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Final Order” means the final order of the Bankruptcy Court approving the Revolving Loans made and to be made to the Borrowers by the Lenders on and after the Entry Date in accordance with this Agreement, in form and substance satisfactory to the Agent and the Lenders (provided that such order shall be substantially in the form of the Interim Order except as may otherwise be agreed by the express written joinder or consent of the Lenders and the Agent), as the same may be modified or supplemented from time to time with the express written joinder or consent of the Lenders and the Agent.

“Fiscal Quarter” means a period of three calendar months beginning on the first day of each January, April, July, and October, constituting a Person’s fiscal quarter for financial accounting purposes, with the first of such measurement periods beginning on the first day of each Fiscal Year and the last of such measurement periods ending on the last day of such Fiscal Year.

“Fiscal Year” means, with respect to any Person, such Person’s fiscal year for financial accounting purposes. The current Fiscal Year of the Borrowers will end on December 31, 2004.

“Funding Date” means the date on which a Borrowing occurs.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting

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Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the Closing Date.

“Gaming Laws” has the meaning specified in Section 15.21.

“General Intangibles” means “general intangibles”, as defined in the UCC, chooses in action and causes of action, and any other intangible personal property of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to a Person in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to a Person from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which a Person is beneficiary, rights to receive dividends, distributions, cash, Instruments, and other property in respect of or in exchange for pledged equity interests or Investment Property, and any letter of credit, guarantee, claim, security interest, or other security held by or granted to a Person.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranty” means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend, or other obligations of any other Person (the “guaranteed obligations”), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent, or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

“Interest Rate” means the interest rate, including the Default Rate, to be charged on the Revolving Loans pursuant to the terms of this Agreement.

“Interim Order” means the interim order of the Bankruptcy Court entered on the Entry Date with respect to the Revolving Loans made and to be made to the Borrower by the Lenders

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on and after the Entry Date in accordance with this Agreement, in form and substance satisfactory to the Agent and the Lenders, as such order may be modified or supplemented from time to time with the express written joinder or consent of the Lenders and the Agent.

“Investment Property” means “investment property”, as defined in the UCC, and any (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; and (e) commodity accounts, together with all other units, shares, partnership interests, membership interests, equity interests, rights or other equivalent evidences of ownership (howsoever designated) issued by any Person.

“IRS” means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

“Issuer” has the meaning specified in Section 6.2(c).

“Lender” means each of the financial institutions designated on the signature pages of this Agreement as a Lender and each such financial institution’s successors and assigns, and “Lenders” means two or more of such Persons, collectively.

“LIBOR” shall mean the one year London interbank offered rate for dollar deposits (LIBOR) as determined on the Closing Date and as published in the Money Rate section of the Wall Street Journal (Southwestern Edition) or as published pursuant to any other nationally recognized rate quoting service.

“Lien” means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment, or bailment for security purposes; (b) to the extent not included under clause (a) preceding, any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease, or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

“Loan Account” means the loan account of the Borrowers, which account shall be maintained by the Agent.

“Loan Documents” means, collectively, (a) the Interim Order, the Final Order, and each amendment, supplement, and modification thereof, respectively, (b) this Agreement, (c) the Revolving Notes, (d) the Copyright, Patent, and Trademark Agreements (if any), (e) the Mortgages, (f) the Ship Mortgage, (g) the postclosing agreement dated as of the date hereof among the Borrowers, the Agent and the Lenders, and (h) any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing, or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

“Majority Lenders” means Lenders whose Pro Rata Shares aggregate more 50.0% as such percentage is determined under the definition of Pro Rata Share set forth herein.

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“Margin Stock” means “margin stock” as such term is defined in Regulation T, U, or X of the Federal Reserve Board.

“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the Ship or the Fee Properties; (b) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of the Borrowers, taken as a whole, or of the Collateral (other than the Ship and the Fee Properties), taken as a whole; (c) a material impairment of the ability of the Borrowers, taken as a whole, to perform under the Loan Documents taken as a whole; provided that any impairment of the ability of the Borrowers to perform under, or the ability of the Agent or the Lenders to enforce, any Mortgage or the Ship Mortgage shall constitute a Material Adverse Effect; or (d) a material adverse effect upon the legality, validity, binding effect, or enforceability against any Borrower of the Loan Documents taken as a whole. As used in any Loan Document, “Material Adverse Effect” excludes the filing of the Petitions and commencement of the Case.

“Maximum Rate” has the meaning specified in Section 3.5.

“Maximum Revolver Amount” means the remainder of (a) lesser of (i) $100,000,000 or (ii) such amount as approved by the Bankruptcy Court minus (b) the Carve-Out Reserve, as such amount may be reduced from time to time pursuant to Section 4.2(a).

“Mortgages” means and includes any and all mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by any Borrower to or for the benefit of the Agent by which the Agent, for the benefit of the Agent and the Lenders, acquires a Lien on Real Estate of such Borrower or a collateral assignment of such Borrower’s interests under leases of Real Estate (as supplemental evidence of the Agent’s Lien thereon pursuant to the Borrowing Orders), and all amendments, restatements or other modifications thereto, including, without limitation, those certain Mortgages, Fixture Filings and Assignment of Leases and Rents executed and delivered by Trump Taj Mahal Associates, Trump Plaza Associates, Trump Marina Associates, L.P., Trump Indiana Realty, LLC and Trump Indiana, Inc.

“Multi-employer Plan” means a “multi-employer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six years contributed to by a Borrower or any ERISA Affiliate.

“Notice of Borrowing” has the meaning specified in Section 2.2(b).

“Obligations” means all loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrowers to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification, or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees, and any other sums chargeable to the Borrowers hereunder or under any of the other Loan Documents. “Obligations” includes, without limitation, all debts, liabilities, and obligations of the Borrowers now or hereafter arising from or in connection with the Revolving Loans.

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“Other Taxes” means any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies (excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender’s or the Agent’s net income) which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any other Loan Documents, excluding any and all taxes that are attributable to the failure to comply with the requirements for certain Lenders set forth in Section 14.10.

“Participant” means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“PBGC” means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Borrower or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the current year or the immediately preceding five plan years.

“Permitted Liens” means:

(a) the Agent’s Liens;

(b) Liens, if any, existing on the Petition Date including those described on Schedule 1.1A and Liens resulting from the refinancing of the related Debt, provided that such refinancing is on the same or substantially similar terms, the Debt secured thereby shall not be increased, and the Liens shall not cover any additional property;

(c) Liens for taxes, fees, assessments, or other charges of a Governmental Authority, provided that the payment of such taxes, fees, assessments, or other charges which are due and payable is stayed or being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established in accordance with GAAP on the applicable Borrower’s books and records and a stay of enforcement of any such Lien is in effect;

(d) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, social security, and other similar laws, or to secure the performance of bids, tenders, or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance, or other similar bonds for the performance of bids, tenders, or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance, or other similar bonds;

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(e) Liens securing the claims or demands of materialmen, mechanics, repairmen, carriers, warehousemen, landlords, and other like Persons;

(f) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate of a Borrower; provided that such Liens do not in the aggregate materially detract from the value of such Real Estate or materially interfere with its use in the ordinary conduct of any Borrower’s business;

(g) maritime Liens and other similar Liens arising in the ordinary course of business which do not in the aggregate materially detract from the value of the property of the Borrowers, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Borrowers, taken as a whole, and which do not continue for a period in excess of 30 days after the claims giving rise to such Liens become due and payable unless such claims and/or Liens are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(h) Liens on cash collateral exclusively securing letters of credit;

(i) Liens arising from judgments and attachments in connection with court proceedings; provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are stayed or being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture, and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles); and

(j) any other “adequate protection liens” (as such term is defined in the Borrowing Orders).

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

“Petition Date” has the meaning specified in Recital A of this Agreement.

“Petitions” means the voluntary filings of petitions by the Borrowers, as applicable, with the Bankruptcy Court for relief under Chapter 11 of the Bankruptcy Code pursuant to which the Case was commenced.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower or any ERISA Affiliate sponsors or maintains or to which any Borrower or ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan.

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“Pre-Petition Priority Permitted Liens” means Permitted Liens, other than Liens in favor of the “Noteholders” (as such term is defined in the Interim Order), which existed pursuant to applicable law and were properly perfected, valid, non-avoidable, and enforceable as of the Petition Date, if any, and which as a matter of applicable nonbankruptcy law have priority over the Agent’s Liens as of the Petition Date and which are allowed in the Case.

“Pro Rata Share” means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender’s Commitment and the denominator of which is the sum of the amounts of all of the Lenders’ Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders.

“Professional Person” means a Person who is an attorney, accountant, appraiser, auctioneer, financial advisor, or other professional Person and who is retained with approval of the Bankruptcy Court, after notice and opportunity for hearing to the Agent and the Lenders, by (a) any Borrower pursuant to Section 327 of the Bankruptcy Code, (b) a committee pursuant to Section 1103(a) of the Bankruptcy Code, or (c) the official committee of unsecured creditors.

“Proprietary Rights” means, with respect to a Person, all of such Person’s now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names, and copyrights set forth on Schedule 8.7, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing.

“Real Estate” means, with respect to any Person, all of such Person’s now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds, and future interests, together with all of such Person’s now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto, and the easements appurtenant thereto.

“Release” means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater, or Real Estate or other property.

“Reportable Event” means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

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“Responsible Officer” means, with respect to any Borrower, the chief executive officer, the president, the chief financial officer, or any senior vice president of such Borrower (or of the general partner of such Borrower if it is a partnership), or any other officer having substantially the same authority and responsibility.

“Revolving Loans” has the meaning specified in Section 2.2. “Revolving Loans” includes all such Revolving Loans made on or after the Petition Date.

“Revolving Note” means a promissory note made by the Borrowers payable to the order of a Lender evidencing the obligation of the Borrowers to pay the aggregate unpaid principal amount of the Revolving Loans made to the Borrowers by such Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement, or exchange thereof whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Agreement Date or otherwise) substantially in the form of Exhibit A, with all of the blanks properly completed, either as originally executed or as such promissory note may be renewed, extended, modified, amended, supplemented, or restated from time to time.

“Settlement” and “Settlement Date” have the meanings specified in Section 2.2(h).

“Ship” means the U.S.-flag vessel TRUMP CASINO, Official Number 1039617, which is documented under and pursuant to the laws of the United States of America, together with all of its engines, boilers, machinery, covers, masts, bowsprits, boats, spars, anchors, cables, chains, rigging, tackle, capstans, fittings, tools, pumps and pumping equipment, gear, apparel, furniture, equipment, spare parts, supplies, accessions and accessories, and all other appurtenances thereunto appertaining and belonging, whether now owned or hereafter acquired, whether on board or not and also any and all additions, improvements and replacements hereafter made in, for or to such vessel, or any part thereof, or in or to its equipment and appurtenances aforesaid, and all proceeds of the foregoing.

“Ship Mortgage” means that certain First Preferred Ship Mortgage executed by Trump Indiana, Inc. in favor of the Agent for the benefit of the Lenders creating a first perfected Lien on the Ship.

“Stated Termination Date” means the earlier to occur of (a) November 22, 2005 or (b) the date of any dismissal or conversion of the Case, or effective date of a plan of reorganization in the Case for or on behalf of the Borrowers.

“Subsidiary” of a Person means any corporation, association, partnership, joint venture, or other business entity of which more than 50.0% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of a Borrower.

“TAC” means Trump Atlantic City Associates.

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“Taxes” means any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, (a) taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender’s net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office and (b) taxes that are attributable to the failure to comply with the requirements for certain Lenders set forth in Section 14.10.

“TCH” means Trump Casino Holdings, LLC.

“Termination Date” means the earliest to occur of (a) the Stated Termination Date, (b) the date the Commitments and this Agreement are terminated either by a Borrower pursuant to Section 4.2 or by the Majority Lenders pursuant to Section 11.2, or (c) the date this Agreement is otherwise terminated for any reason whatsoever.

“THCR” means Trump Hotels & Casino Resorts, Inc.

“THCRLP” means Trump Hotels & Casino Resorts Holdings, L.P.

“UCC” means the Uniform Commercial Code (or any successor statute) of the State of New York or of any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

“United States” means the United States of America.

“Unfunded Pension Liability” means the excess of a Plan’s actuarial value of benefit liabilities under Section 4001(a)(16) of ERISA, over the current actuarial value of that Plan’s assets allocable to such benefit liabilities, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unused Line Fee” has the meaning specified in Section 3.2.

Section 1.2 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements.

Section 1.3 Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule, and Exhibit references are to this Agreement unless otherwise specified.

(i) The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices, and other writings, however evidenced.

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(ii) The term “including” is not limiting and means “including without limitation.”

(iii) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting the statute or regulation.

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) This Agreement and other Loan Documents may use several different limitations, tests, or measurements to regulate the same or similar matters. All such limitations, tests, and measurements are cumulative and shall each be performed in accordance with their terms.

(f) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Lenders, and the Borrowers and are the products of all parties. Accordingly, the Loan Documents shall not be construed against the Agent, any Lender, or any Borrower merely because of any such Person’s involvement in their preparation.

(g) Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code.

ARTICLE 2

REVOLVING LOANS

Section 2.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders severally agree to make available a revolving credit facility of up to the Maximum Revolver Amounts for use by the Borrowers, jointly and severally, from time to time during the term of this Agreement. The revolving credit facility described in the preceding sentence shall be composed of a revolving line of credit consisting of Revolving Loans as described in Section 2.2. Subject to the terms of this Agreement, the Borrowers may borrow,

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prepay, and reborrow sums available under such revolving credit facility as Revolving Loans hereunder.

Section 2.2 Revolving Loans.

(a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 10, each Lender severally, but not jointly, agrees, upon any Borrower’s request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the “Revolving Loans”) to the Borrowers in amounts not to exceed such Lender’s Pro Rata Share of the Maximum Revolver Amount.

(b) Procedure for Borrowing. Each Borrowing shall be made upon a Borrower’s irrevocable written notice delivered to the Agent in the form of a notice of borrowing in the form attached hereto as Exhibit B (each a “Notice of Borrowing”) which must be received by the Agent prior to 8:30 a.m. (Dallas, Texas time) on the requested Funding Date; provided, however that any Notice of Borrowing requesting a Borrowing in excess of $10,000,000 to be made after the Closing Date must be received by the Agent prior to 8:30 a.m. (Dallas, Texas time) on the date three Business Days prior to the Funding Date, and specifying:

(i) the amount of the Borrowing, which shall be in an amount that is not less than $1,000,000 or an integral multiple of $100,000 in excess thereof;

(ii) the requested Funding Date, which shall be a Business Day; and

(iii) the account (as acceptable to the Agent pursuant to Section 2.2(c)) to which the proceeds of such Borrowing are to be deposited, or wire transfer instructions satisfactory to the Agent with respect to any Borrowing which is to be funded directly to any Person other than a Borrower.

(c) Reliance upon Authority. On or prior to the Closing Date and thereafter prior to any change with respect to any of the information contained in the following clause (i) and clause (ii), the Borrowers shall deliver to the Agent a writing setting forth (i) the deposit accounts to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this Section 2.2, and (ii) the names of the individuals authorized to request Revolving Loans on behalf of the Borrowers, and shall provide the Agent with a specimen signature of each such individual. The Agent shall be entitled to rely conclusively on any such individual’s authority to request Revolving Loans on behalf of the Borrowers, the proceeds of which are to be transferred to the deposit accounts specified by the Borrowers pursuant to clause (i) preceding, until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the identity of any individual representing himself or herself as one of the officers authorized by the Borrowers to make such requests on their behalf.

(d) No Liability. The Agent shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in Section 2.2(b) and Section 2.2(c), which notice the Agent reasonably believes to have been given by an officer duly authorized by the Borrowers to request Revolving Loans on their behalf or for otherwise acting

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reasonably under this Section 2.2, and the crediting of Revolving Loans to the Borrowers’ deposit account, or wire transfer to such Person as any Borrower shall direct, shall conclusively establish the obligation of the Borrowers to repay such Revolving Loans as provided herein.

(e) Notice Irrevocable. Any Notice of Borrowing made pursuant to Section 2.2(b) shall be irrevocable and the Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

(f) Making of Revolving Loans.

(i) Promptly after receipt of a Notice of Borrowing, the Agent shall notify the Lenders by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to the Agent in immediately available funds, to such account of the Agent as the Agent may designate, not later than 2:00 p.m. (Dallas, Texas time), on the Funding Date applicable thereto. After the Agent’s receipt of the proceeds of such Revolving Loans, upon satisfaction of the applicable conditions precedent set forth in Article 10, the Agent shall make the proceeds of such Revolving Loans available to the Borrowers on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by the Agent to the deposit account of the Borrowers designated pursuant to Section 2.2(c)(i) or disbursing such funds in such other manner as any Borrower may direct to the Agent; provided, however, that the amount of Revolving Loans so made on any date shall in no event result in the aggregate Revolving Loans outstanding on such date exceeding the Maximum Revolver Amount.

(ii) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice by the Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender’s Revolving Loan for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the

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Borrowers of such failure to fund and, upon demand by the Agent, the Borrowers shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising such Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a “Defaulting Lender”) shall not relieve any other Lender of any obligation hereunder to make a Revolving Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on any Funding Date.

(iii) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrowers to the Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the Borrowers the amount of all such payments received or retained by the Agent for the account of such Defaulting Lender. Any amounts so re-lent to the Borrowers shall bear interest at the rate applicable to Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender”. Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

(g) Settlement. Except as may be specifically provided otherwise by this Section 2.2, it is agreed that each Lender’s funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender’s Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans shall take place on a periodic basis. The Agent shall request settlement (a “Settlement”) with the Lenders on at least a weekly basis, or on a more frequent basis if so determined by the Agent, with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 11:00 a.m. (Dallas, Texas time) on the date of such requested Settlement (the “Settlement Date”). If

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any such amount is not made available to the Agent by any Lender on the Settlement Date, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans.

(h) Notation. The Agent shall record on its books the principal amount of the Revolving Loans owing to each Lender from time to time. In addition, each Lender is authorized, at such Lender’s option, to note the date and amount of each payment or prepayment of principal of such Lender’s Revolving Loans in its books and records, including computer records, such books and records constituting presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

(i) Lenders’ Failure to Perform. All Revolving Loans shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

(j) Revolving Notes. The Borrowers shall execute and deliver to the Agent, on behalf of each Lender, effective as of the Closing Date and on the date of the assignment of any portion of any Lender’s Revolving Loans, a Revolving Note, to evidence such Lender’s Revolving Loans, in the principal amount equal to the amount of such Lender’s Commitment with respect to the Revolving Loans.

ARTICLE 3

INTEREST AND FEES

Section 3.1 Interest.

(a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on accrued interest thereon not paid when due) from the date made until paid in full in cash at a per annum rate equal to the LIBOR Rate, plus 1.50%. Subject to Section 3.5 all interest charges on the Obligations shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year).

(b) Default Rate. If any Event of Default occurs and is continuing and the Agent in its discretion so elects then, while any such Event of Default is in existence, all of the Obligations shall bear interest at a rate per annum equal to the Default Rate.

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Section 3.2 Unused Line Fee. Subject to Section 3.5, until the Revolving Loans have been paid in full and this Agreement terminated, the Borrowers agree to pay, on the first day of each calendar month and on the Termination Date, to the Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, an unused line fee (the “Unused Line Fee”) equal to the “Unused Line Fee Rate” specified in the table below multiplied by the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of the Revolving Loans during the immediately preceding calendar month or shorter period if calculated on the Termination Date (such amount the “Unutilized Portion”).

Rate	Unutilized Portion
0.50%	Greater than 67.00%
0.25%	Less than or equal to 67.00%

Subject to Section 3.5, the Unused Line Fee shall be computed on the basis of a 360 day year for the actual number of days elapsed. For purposes of calculating the Unused Line Fee pursuant to this Section 3.2, any payment received by the Agent in immediately available funds (if received prior to 2:00 p.m. Dallas, Texas time) shall be deemed to be credited to the Borrowers’ Loan Account on the date such payment is received by the Agent and all other payments shall be deemed to be credited to the Borrowers’ Loan Account on the Business Day following receipt thereof.

Section 3.3 Commitment Fee. The Borrowers agree to pay to the Agent on the Entry Date, for the account of the Agent, a non-refundable commitment fee in the amount of $375,000, which amount shall be fully earned when paid.

Section 3.4 Other Fees. The Borrowers agree to pay to the Agent on the Entry Date, for the account of the Agent, a non-refundable administrative fee in the amount of $50,000, which amount shall be fully earned when paid.

Section 3.5 Interest Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Revolving Loan, together with all fees, charges and other amounts which are treated as interest on such Revolving Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Revolving Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Revolving Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Revolving Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

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ARTICLE 4

PAYMENTS AND PREPAYMENTS

Section 4.1 Revolving Loans. The Borrowers agree, jointly and severally, to repay the outstanding principal balance of the Revolving Loans together with all other Obligations, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay the Revolving Loans at any time, and reborrow subject to the terms of this Agreement. Accrued interest on the Revolving Loans shall be due and payable on the first day of each fiscal quarter beginning on January 1, 2005 and on the Stated Termination Date.

Section 4.2 Reduction of Commitments; Termination of Facility.

(a) The Borrowers may reduce the Maximum Revolver Amount to an amount as may be designated by the Borrowers at any time effective upon five days prior written notice thereof to the Agent and the Lenders, provided that any such reduction (i) shall be in an amount of at least $5,000,000 or any integral multiple of $1,000,000 in excess thereof and (ii) shall be permanent. The Lenders shall have no obligation at any time to increase the Maximum Revolver Amount following any such reduction.

(b) The Borrowers may terminate this Agreement upon (i) the payment in full of all outstanding Revolving Loans, together with accrued and unpaid interest thereon, and (ii) the payment in full in cash of all other Obligations (other than indemnities for which a claim has not yet been made) together with accrued and unpaid interest thereon.

Section 4.3 Prepayment of the Revolving Loans.

(a) The Borrowers may prepay the principal of the Revolving Loans, in whole or in part, at any time and from time to time.

(b) All proceeds or other cash payments received by the Borrowers pursuant to any transaction of merger, reorganization, consolidation, transfer, sale, assignment, lease, or other disposition permitted under Section 9.8(d) outside of the ordinary course of the Borrowers’ business, net of related actual transaction costs and expenses, shall be paid to the Agent, promptly upon such receipt for application to the Obligations as provided in Section 4.6 and the Maximum Revolver Amount shall be permanently reduced by such amount.

(c) All insurance or condemnation proceeds received by any Borrower in connection with a casualty event, condemnation or other loss with respect to any Collateral shall be paid to the Agent promptly upon such receipt; provided, that proceeds in an aggregate amount of less than $5,000,000 in respect of any one loss may be retained by the Borrowers. The Agent shall deposit proceeds in respect of any claim or taking in excess of $5,000,000 in a deposit account under the Agent’s control. The Agent shall release the proceeds from such deposit account to the Borrowers only to pay for actual repairs to, or replacement of, the damaged or condemned Collateral. If all repairs to the damaged Collateral are completed, or the condemned Collateral replaced, to the reasonable satisfaction of the Agent, then any proceeds remaining in the deposit account

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shall be returned to the Borrowers; any proceeds in the deposit account not released to the Borrowers within six (6) months of the deposit of such proceeds may be applied, in the Agent’s sole discretion, to the Obligations as provided in Section 4.6 and the Maximum Revolver Amount shall be permanently reduced by such amount.

Section 4.4 Payments by the Borrowers.

(a) All payments to be made by the Borrowers shall be made without set-off, recoupment, or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent, for the account of the Lenders, at the Agent’s address set forth in Section 15.8, and shall be made in Dollars and in immediately available funds, no later than 2:00 p.m. (Dallas, Texas time) on the date specified herein. Any payment received by the Agent later than 2:00 p.m. (Dallas, Texas time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

(b) Whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c) Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

Section 4.5 Payments as Revolving Loans. All payments of principal, interest, fees, premiums, and other sums payable hereunder, including, without limitation, all reimbursement for expenses pursuant to Section 15.7, may, at the option of the Agent, in its sole discretion, subject only to the terms of this Section 4.5, be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by a Borrower pursuant to Section 2.2 or a deemed request as provided in this Section 4.5. Each Borrower hereby irrevocably authorizes the Agent to charge the Loan Account of the Borrowers for the purpose of paying principal, interest, reimbursement obligations in connection with fees, premiums, and other sums payable hereunder, including, without limitation, reimbursing expenses pursuant to Section 15.7, and agrees that all such amounts charged shall constitute Revolving Loans and that all such Revolving Loans so made shall be deemed to have been requested pursuant to Section 2.2. The Agent will endeavor to give the Borrowers prompt notice of any such charge to the Loan Account provided, however, that the failure to give such notice shall not adversely affect the rights of the Agent or any Lender under any Loan Document or give rise to any liability of the Agent or any Lender.

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Section 4.6 Apportionment, Application, and Reversal of Payments. Except as otherwise expressly provided herein, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Revolving Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders. Except as specifically provided otherwise in the Borrowing Orders, all payments shall be remitted to the Agent and all such payments not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, FIRST, to pay any interest, fees, indemnities, or expense reimbursements then due with respect to, or which constitute, Obligations, SECOND, to pay or prepay principal of the Revolving Loans under this Agreement, and THIRD, to the payment of any other Obligation due under this Agreement, with any excess to be deposited with the Agent to be held as Collateral for the Obligations and applied by the Agent from time to time to outstanding Revolving Loans promptly upon the making of such Revolving Loans or, after the Termination Date, to any of the unpaid Obligations in such manner as the Agent shall determine in its sole discretion. The Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.2(g). The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations consistent with this Agreement.

Section 4.7 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrowers shall be liable to pay to the Agent and the Lenders, and hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 4.7 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent’s and the Lenders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.7 shall survive the termination of this Agreement.

Section 4.8 The Agent’s and the Lenders’ Books and Records; Monthly Statements. The Borrowers agree that the Agent’s and each Lender’s books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrowers a monthly statement of Revolving Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 4.6 and

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corrections of errors discovered by the Agent), unless the Borrowers notify the Agent in writing to the contrary within 30 days after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

ARTICLE 5

TAXES, YIELD PROTECTION, AND ILLEGALITY

Section 5.1 Taxes.

(a) Any and all payments by the Borrowers to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

(b) The Borrowers agree to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Agent and any liability (including, without limitation, penalties, interest, additions to tax, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the Agent makes written demand therefor.

(c) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

(i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii) such Borrower shall make such deductions and withholdings;

(iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with any Requirement of Law; and

(iv) such Borrower shall also pay to each Lender, or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

(d) Within 30 days after the date of any payment by any Borrower of Taxes or Other Taxes, such Borrower shall furnish the Agent the original or a certified copy of a

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receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

(e) If any Borrower is required to pay additional amounts to any Lender or the Agent pursuant to Section 5.1(c), then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

Section 5.2 Increased Costs and Reduction of Return. If any Lender shall have determined that (a) the introduction after the date hereof of any Capital Adequacy Regulation, (b) any change after the date hereof in any Capital Adequacy Regulation, (c) any change after the date hereof in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (d) compliance by the Lender or any corporation or other entity controlling the Lender with any Capital Adequacy Regulation issued after the date hereof, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation or other entity controlling the Lender and (taking into consideration such Lender’s or such corporation’s or other entity’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits, or obligations under this Agreement, then, upon demand of such Lender to the Borrowers through the Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase; provided that such Lender shall not be entitled to any such amounts to the extent that the event giving rise to such additional cost or reduced amount receivable occurred more than ninety (90) days prior to the date such notice and demand was given to the Borrowers. If any Borrower is required to pay additional amounts to any Lender pursuant to this Section 5.2, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

Section 5.3 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article 5 shall deliver to the Borrowers (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

Section 5.4 Survival. The agreements and obligations of the Borrowers in this Article 5 shall survive the payment of all other Obligations.

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ARTICLE 6

COLLATERAL

Section 6.1 Grant of Security Interest.

(a) As security for all Obligations, each Borrower hereby collaterally assigns and grants to the Agent, for the benefit of the Agent and the Lenders, a continuing security interest in, lien on, assignment of, and right of set-off against, all of the following property and assets of such Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located:

(i) all Accounts, including all credit enhancements therefor;

(ii) all contract rights, including, without limitation, all rights of such Borrower as either lessor or lessee under any lease or rental agreement of real or personal property;

(iii) all chattel paper;

(iv) all documents;

(v) all instruments;

(vi) all supporting obligations and Letter-of-Credit Rights;

(vii) all General Intangibles (including, without limitation, payment intangibles, intercompany accounts, and software); provided that no Lien shall attach to any license included in Proprietary Rights which has been purchased or granted to such Borrower, but only to the limited extent, if any, that such Lien would invalidate such Borrower’s rights in or title to such license;

(viii) all goods;

(ix) all equipment and fixtures;

(x) all Investment Property,

(xi) all money, cash, cash equivalents, securities, and other property of any kind;

(xii) all deposit accounts and all other credits and balances with and other claims against any financial institution;

(xiii) notes, and documents of title;

(xiv) all books, records, and other property related to or referring to any of the foregoing, including, without limitation, books, records, account ledgers,

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data processing records, computer software and other property, and General Intangibles at any time evidencing or relating to any of the foregoing;

(xv) all commercial tort claims listed on Schedule 8.9 and disclosed from time to time to the Agent pursuant to the terms of this Agreement;

(xvi) the Ship;

(xvii) all Real Estate owned by such Borrower;

(xviii) all other personal property of such Borrower, excluding any Chapter 5 Recoveries; and

(xix) all accessions to, substitutions for, and replacements, products, and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing and all other property of such Borrower in which the Agent or any Lender may at any time be granted a Lien, is herein collectively referred to as the “Collateral.” Notwithstanding the foregoing, Collateral shall not include any gaming license of any Borrower to the extent that the pledge of such gaming license (a) is prohibited by any Requirement of Law or (b) terminates such gaming license or otherwise renders it void or voidable.

(b) All of the Obligations shall be secured by all of the Collateral.

Section 6.2 Perfection and Protection of Security Interest.

(a) Each Borrower shall, as applicable, at such Borrower’s expense, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent’s Liens, including: (i) executing, delivering, and/or filing and recording of the Mortgages, the Ship Mortgage, and any Copyright, Patent, and Trademark Agreements, and executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Agent; and (ii) upon a Default or an Event of Default, (A) delivering to the Agent (i) the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Agent’s security interest therein, duly pledged, endorsed, or assigned to the Agent without restriction; (ii) warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued, (iii) certificates of title covering any portion of the Collateral for which certificates of title have been issued other than any certificate of title or equivalent certificate relating to the Ship; and (iv) all letters of credit on which such Borrower is named beneficiary; (B) transferring inventory to warehouses or other locations designated by the Agent; (C) placing notations on such Borrower’s (as applicable) books of account to disclose the Agent’s security interest.

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(b) To the extent permitted by any Requirement of Law, the Agent may file, without any Borrower’s signature, one or more financing statements disclosing the Agent’s Liens on the Collateral.

(c) To the extent any Borrower is or becomes the issuer of any Investment Property that is Collateral (in such capacity, an “Issuer”), each Borrower agrees as follows with respect to such Investment Property:

(i) All such Investment Property issued by such Issuer, all warrants, and all non-cash dividends and other non-cash distributions in respect thereof at any time registered in the name of, or otherwise deliverable to, any Borrower, shall be delivered directly to the Agent, for the account of such Borrower, at the Agent’s address for notices set forth in Section 15.8.

(ii) Upon written notice from the Agent at any time during the existence of a Default or an Event of Default, all cash dividends, cash distributions, and other cash or cash equivalents in respect of such Investment Property at any time payable or deliverable to any Borrower shall be delivered directly to the Agent, for the account of the Agent and the Lenders, at the address for notices set forth in Section 15.8.

(iii) Such Issuer will not acknowledge any transfer or encumbrance in respect of such Investment Property to or in favor of any Person other than the Agent or a Person designated by the Agent in writing.

(iv) With respect to any of such Investment Property at any time constituting an uncertificated security as defined by the UCC, the Issuer will comply with instructions originated by the Agent without further consent by the registered owner thereof.

Section 6.3 Location of Collateral. Each Borrower represents and warrants to the Agent and the Lenders that: (a) Schedule 6.3 is a correct and complete list, as of the Closing Date, of its chief executive office, the location of its books and records, the locations of the Collateral owned by such Borrower and the locations of its other places of business, and (b) Schedule 8.6 correctly identifies as of the Closing Date any of such facilities and locations that are not owned by such Borrower and sets forth the names of the owners and lessors or sublessors of and, to the best of such Borrower’s knowledge after due inquiry, the holders of any mortgages on, such facilities and locations. Each Borrower covenants and agrees that it will not change the location of its chief executive office or the location of its books and records from the locations identified in Schedule 6.3, unless it gives the Agent at least 30 days prior written notice thereof and executes any and all financing statements and other documents that the Agent requests in connection therewith. Each Borrower covenants and agrees that it will maintain substantially the same types of Collateral at each location identified in Schedule 6.3 maintained at such location on the Closing Date.

Section 6.4 Title to, Liens on, and Sale and Use of Collateral. Each Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders

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that: (a) all of the Collateral owned by such Borrower is and will continue to be owned by such Borrower free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Agent’s Liens in the Collateral will not be subject to any prior Lien other than the Pre-Petition Priority Permitted Liens; and (c) such Borrower will use, store, and maintain the Collateral owned by such Borrower with all reasonable care and will use such Collateral for lawful purposes only. The inclusion of proceeds in the Collateral shall not be deemed to constitute the Agent’s or any Lender’s consent to any sale or other disposition of the Collateral except as expressly permitted herein.

Section 6.5 Appraisals. The Borrowers agree that the Agent shall have the right to conduct and obtain, or cause to be conducted and delivered to the Agent, appraisal reports or appraisal update reports of any or all of the Collateral from an appraiser acceptable to the Agent and prepared on a basis satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations and by the internal policies of the Lenders. The Agent agrees that it shall only order such appraisal reports or updates of appraisals if it is required do to so by a Governmental Authority. As set forth in Section 15.7, the Borrowers shall promptly pay or reimburse the Agent, on demand, all reasonable costs and expenses of such appraisal reports or appraisal update reports requested by the Agent.

Section 6.6 Access and Examination; Confidentiality.

(a) The Agent may at all reasonable times during regular business hours, and at any time when a Default or Event of Default exists, have access to, examine, audit, make extracts from or copies of, and inspect any or all of the Borrowers’ records, files, and books of account and the Collateral, and discuss the Loan Borrowers’ affairs with officers and management of any Borrower. Each Borrower will deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for such Borrower. The Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at the Borrowers’ expense, make copies of all of the Borrowers’ books and records, or require any Borrower to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of the Borrowers’ respective personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Agent’s Liens. The Agent shall have the right, at any time, in the Agent’s name or in the name of a nominee of the Agent, to verify the validity, amount, or any other matter relating to the Borrowers’ Accounts or inventory or the other Collateral, by mail, telephone, or otherwise.

(b) The Agent and each Lender severally agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all financial information and other information identified or marked as “confidential” or “secret” by any Borrower and provided to the Agent or such Lender by or on behalf of a Borrower, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than a Borrower. Notwithstanding the foregoing, the Agent and any Lender may disclose any such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or

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such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority, (2) pursuant to subpoena or other court process, (3) when required to do so in accordance with the provisions of any applicable Requirement of Law, (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) between or among any Borrower and the Agent, any Lender, or their respective Affiliates or any other litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender, or their respective Affiliates may be party arising out of or related to this Agreement, any other Loan Document, or any transaction contemplated herein, (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, (6) to the Agent’s or such Lender’s independent auditors, accountants, attorneys, and other professional advisors, (7) to any prospective Participant or Assignee, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder, (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which a Borrower is party or is deemed party with the Agent or such Lender, and (9) to its Affiliates.

Section 6.7 Equipment.

(a) Each Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the equipment owned by such Borrower is and will be used or held for use in such Borrower’s business, and is and will be fit for such purposes. Each Borrower shall keep and maintain its equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

(b) The Borrowers shall promptly inform the Agent of any material additions to or deletions from the equipment of the Borrowers. No Borrower shall permit any equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a first priority Lien. No Borrower will, without the Agent’s prior written consent, alter or remove any identifying symbol or number on any of such Borrower’s equipment included in the Collateral.

Section 6.8 Documents, Instruments, and Chattel Paper. Each Borrower represents and warrants to the Agent and the Lenders that (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral owned by such Borrower, and all signatures and endorsements thereon of any Borrower, are and will be complete, valid, and genuine in all material respects, and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by such Borrower, free and clear of all Liens other than Permitted Liens.

Section 6.9 Right to Cure. The Agent may, in its discretion, and shall, at the direction of the Majority Lenders and upon notice to the applicable Borrower (provided that failure to give such notice shall not affect the Agent’s rights under this Section 6.09 and shall not result in any liability or constitute the breach of any duty or obligation of the Agent hereunder), pay any

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amount or do any act required of any Borrower hereunder or under any other Loan Document in order to preserve, protect, maintain, or enforce the Obligations, the Collateral, or the Agent’s Liens therein, and which any Borrower fails to pay or do, including payment of any judgment against any Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord’s or bailee’s claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this Section 6.09 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Loan Account of the Borrowers as a Revolving Loan. Any payment made or other action taken by the Agent under this Section 6.09 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

Section 6.10 Power of Attorney. Each Borrower hereby appoints the Agent and the Agent’s designee as such Borrower’s attorney, with power so long as any Event of Default exists: (a) to endorse such Borrower’s name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent’s or any Lender’s possession; (b) to sign such Borrower’s name on any invoice, bill of lading, warehouse receipt, or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements, and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) to notify the post office authorities to change the address for delivery of such Borrower’s mail to an address designated by the Agent and to receive, open, and dispose of all mail addressed to such Borrower; (d) to send requests for verification of Accounts to customers or account debtors; and (e) to clear inventory through customs in such Borrower’s name, the Agent’s name, or the name of the Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Borrower’s name for such purpose. Each Borrower ratifies and approves all acts of such attorney. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than any such liability arising from any such Person’s gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

Section 6.11 The Agent’s and Lenders’ Rights, Duties, and Liabilities. The Borrowers assume all responsibility and liability arising from or relating to the use, sale, or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent’s Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrowers from any of the Obligations. subject to the terms of the Borrowing Orders, following the occurrence and continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from any Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrowers for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and the Borrowers.

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Section 6.12 Site Visits, Observations, and Testing. The Agent and its representatives will have the right at any reasonable time to enter and visit the Real Estate of any Borrower and any other place where any property of a Borrower is located for the purposes of observing such Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of such Real Estate; provided that in the event such Real Estate is leased by a Borrower, such observing and testing shall be conducted in accordance with the terms of the lease agreement with respect to such Real Estate. The Agent is under no duty, however, to visit or observe such Real Estate or to conduct tests, and any such acts by the Agent will be solely for the purposes of protecting the Agent’s Liens and preserving the Agent and the Lenders’ rights under this Agreement. No site visit, observation, or testing by the Agent and the Lenders will result in a waiver of any Default or Event of Default or impose any liability on the Agent or the Lenders. In no event will any site visit, observation, or testing by the Agent be a representation that hazardous substances are or are not present in, on or under such Real Estate, or that there has been or will be compliance with any Environmental Law. Neither any Borrower nor any other Person is entitled to rely on any site visit, observation, or testing by the Agent. Except as established under any Requirement of Law, the Agent and the Lenders owe no duty of care to protect any Borrower or any other Person against, or to inform any Borrower or any other Person of, any hazardous substances or any other adverse condition affecting the Real Estate. The Agent may in its discretion disclose to the Borrowers or any other Person if so required by law any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Agent. Each Borrower understands and agrees that the Agent makes no warranty or representation to such Borrower or any other Person regarding the truth, accuracy, or completeness of any such report or findings that may be disclosed. Each Borrower also understands that depending on the results of any site visit, observation, or testing by the Agent and disclosed to any Borrower, such Borrower may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by such Borrower without advice or assistance from the Agent. In each instance, the Agent will give such Borrower reasonable notice before entering such Real Estate or any other place the Agent is permitted to enter under this Section 6.12. The Agent will make reasonable efforts to avoid interfering with any Borrower’s use of such Real Estate or any other property in exercising any rights provided hereunder.

Section 6.13 Joinder of Subsidiaries. Promptly upon creation, organization, or acquisition of any Subsidiary by any Borrower, the Borrowers shall cause such new Subsidiary to execute and deliver to the Agent agreements guaranteeing the Obligations and granting the Agent Liens on the Property of such new Subsidiary of a type described in the definition of Collateral and such other instruments, certificates, and agreements in connection herewith and therewith as the Agent may request.

Section 6.14 Voting Rights, etc. in Respect of Investment Property.

(a) So long as no Event of Default shall be in existence (i) each Borrower shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers, and notifications in respect of any securities) pertaining to its Investment Property or any part thereof; provided, however, that without the prior written consent of the Agent and the Majority Lenders, no vote shall be cast or consent, waiver, or ratification given or action taken which would (A) be

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inconsistent with or violate any provision of this Agreement or any other Loan Document or (B) amend, modify, or waive any material term, provision, or condition of the certificate of incorporation, bylaws, certificate of formation, or other charter document or other agreement relating to, evidencing, providing for the issuance of, or securing any such Investment Property, in any manner that would impair such Investment Property, the transferability thereof, or the Agent’s Liens therein and (ii) each Borrower shall be entitled to receive and retain any and all dividends and interest paid in respect of any of such Investment Property (unless otherwise required by this Agreement).

(b) Subject to the terms of the Borrowing Orders, during the existence of an Event of Default, (i) the Agent may, without notice to any Borrower or any other Person obligated for payment of all or any part of the Obligations, transfer or register in the name of the Agent or any of its nominees, for the benefit of the Agent and the Lenders, any or all of the Collateral consisting of Investment Property, the proceeds thereof (in cash or otherwise), and all liens, security, rights, remedies, and claims of any Borrower with respect thereto (as used in this Section 6.14 collectively, the “Pledged Collateral”) held by the Agent hereunder, and the Agent or its nominee may thereafter, after notice to the applicable Borrower, exercise all voting and corporate rights at any meeting of any corporation, partnership, or other business entity issuing any of the Pledged Collateral and any and all rights of conversion, exchange, subscription, or any other rights, privileges, or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization, or other readjustment of any corporation, partnership, or other business entity issuing any of such Pledged Collateral or upon the exercise by any such issuer or the Agent of any right, privilege, or option pertaining to any of the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Agent shall have no duty to exercise any of the aforesaid rights, privileges, or options, and the Agent shall not be responsible for any failure to do so or delay in so doing, (ii) to the extent permitted under Requirements of Law, after the Agent’s giving of the notice specified in clause (i) of this Section 6.14(b), all rights of any Borrower to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6.14(a)(i) and to receive the dividends, interest, and other distributions which it would otherwise be authorized to receive and retain thereunder shall be suspended until such Event of Default shall no longer exist, and all such rights shall, until such Event of Default shall no longer exist, thereupon become vested in the Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest, and other distributions, (iii) all dividends, interest, and other distributions which are received by any Borrower contrary to the provisions of this Section 6.14(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Borrower and shall be forthwith paid over to the Agent as Collateral in the same form as so received (with any necessary endorsement), and (iv) each Borrower shall execute and deliver (or cause to be executed and delivered) to the Agent all such proxies and other instruments as the Agent may reasonably request for

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the purpose of enabling the Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 6.14(b) and to receive the dividends, interest, and other distributions which it is entitled to receive and retain pursuant to this Section 6.14(b). The foregoing shall not in any way limit the Agent’s power and authority granted pursuant to Section 6.10.

ARTICLE 7

BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

Section 7.1 Books and Records. Each Borrower shall maintain, at all times, correct and complete books, records, and accounts in which complete, correct, and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited financial statements required to be delivered pursuant to Section 7.2(a). Each Borrower shall, by means of appropriate entries, reflect in such accounts and in all such financial statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Borrower shall maintain at all times books and records pertaining to the Collateral owned by such Borrower consistent with such Borrower’s past practices as exhibited by the most recent financial statements delivered to the Agent and the Lenders prior to the Closing Date.

Section 7.2 Financial Information. Each Borrower will promptly furnish to the Agent and each Lender, all such financial information as the Agent or any Lender shall reasonably request. Without limiting the foregoing, each Borrower will furnish, or cause to be furnished, to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall request, the following:

(a) As soon as available, but in any event not later than 90 days after the close of each Fiscal Year, the Borrowers shall provide to the Agent and the Lenders consolidated audited balance sheets and statements of income and expense, cash flow, and stockholders’ equity for the Borrowers for such Fiscal Year, and with respect to such audited financial statements, the accompanying notes thereto and setting forth in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Borrowers as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such financial statements shall be examined in accordance with generally accepted auditing standards by, and accompanied by a report thereon of independent certified public accountants of national standing selected by the Borrowers (without any qualification or exception as to the scope of such audit) and reasonably satisfactory to the Agent. Each Borrower authorizes the Agent to communicate directly with such Borrower’s certified public accountants and, by this provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to the Borrowers and to discuss directly with the Agent the finances and affairs of the Borrowers. The Agent and the Lenders agree that the filing of the Borrowers’ 10-K report for the Fiscal Year ended December 31, 2004 with the Securities and Exchange Commission within the timeframe designated by

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the Securities and Exchange Commission for such filing shall constitute compliance with this Section 7.2(a).

(b) The Borrowers shall provide to the Agent and the Lenders, as soon as available but in any event not later than 45 days after the end of each Fiscal Quarter, consolidated unaudited balance sheets of the Borrowers as at the end of such Fiscal Quarter, and consolidated unaudited statements of income and expense and cash flow for the Borrowers for such Fiscal Quarter and for the period from the beginning of the Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail, fairly presenting the financial position and results of operations of the Borrowers as at the date thereof and for such periods, and, in each case in comparable form, figures for the corresponding period in the prior Fiscal Year, and prepared in accordance with GAAP (other than presentation of footnotes and subject to normal year end audit adjustments) applied consistently with the audited financial statements required to be delivered pursuant to Section 7.2(a). The Borrowers shall certify by a certificate signed by its chief financial officer that all such financial statements have been prepared in accordance with GAAP and present fairly, subject to normal year end adjustments and the absence of footnotes, the Borrowers’ financial position as at the dates thereof and its results of operations for the periods then ended. The Agent and the Lenders agree that the filing of the Borrowers’ 10-Q report for a specific Fiscal Quarter with the Securities and Exchange Commission within the timeframe designated by the Securities and Exchange Commission for such filing shall constitute compliance with this Section 7.2(b) for such Fiscal Quarter.

(c) With each of the financial statements delivered pursuant to Section 7.2(a) and Section 7.2(b), the Borrowers shall provide to the Agent and the Lenders a certificate of the chief financial officer of each Borrower in the form of Exhibit C hereto (the “Compliance Certificate”) stating that, except as explained in reasonable detail in such certificate, (i) all of the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular day, (ii) each Borrower is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, (iii) no Default or Event of Default then exists or existed during the period covered by such financial statements, and (iv) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all financial statements. If such certificate discloses that a representation or warranty is not correct or complete, that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrowers have taken or propose to take with respect thereto.

(d) The Borrowers shall provide to the Agent and the Lenders each of the financial reports and statements required by the Borrowing Orders.

(e) Upon the request of the Agent, promptly after filing with the PBGC and the IRS, the Borrowers shall provide to the Agent and the Lenders a copy of each annual report or other filing filed with respect to each Plan of any Borrower.

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(f) Promptly upon the filing thereof, the Borrowers shall provide to the Agent and the Lenders copies of all reports, if any, to or other documents filed by any Borrower with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received (other than routine non-material correspondence sent by shareholders of any Borrower) by any Borrower to or from the holders of any equity interests of any Borrower or of any Debt of any Borrower registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

(g) As soon as available, but in any event not later than fifteen days after receipt thereof by any Borrower, the Borrowers shall provide to the Agent and the Lenders a copy of all management reports and management letters prepared for such Borrower by any independent certified public accountants of such Borrower.

(h) Promptly after their preparation, the Borrowers shall provide to the Agent and the Lenders copies of any and all proxy statements, financial statements, and reports which any Borrower makes available to its shareholders.

(i) If requested by the Agent, the Borrowers shall provide to the Agent and the Lenders a copy of each tax return filed with the IRS by any Borrower.

(j) Concurrently with any filing thereof, the Borrowers shall deliver to the Agent and the Lenders copies of all written pleadings, motions, applications, financial information, petitions, schedules, reports, and other papers and documents filed by or on behalf of any Borrower in the Case.

(k) Concurrently with any delivery thereof, the Borrowers shall deliver to the Agent and the Lenders copies of all written reports (other than information which is privileged or confidential in respect of the recipient) delivered by or on behalf of any Borrower to any official or unofficial creditors’ committee in the Case.

(l) The Borrowers shall provide to the Agent and the Lenders such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of any Borrower.

Section 7.3 Notices to the Agent and the Lenders. The Borrowers shall notify the Agent and the Lenders in writing of the following matters at the following times:

(a) immediately after becoming aware of any Default or Event of Default;

(b) immediately after becoming aware of any event or circumstance which could reasonably be expected to have, or has resulted in, a Material Adverse Effect;

(c) immediately after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have, or has resulted in, a Material Adverse Effect;

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(d) immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Borrower, in each case in a manner which could reasonably be expected to have, or has resulted in, a Material Adverse Effect;

(e) immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Borrower which could reasonably be expected to have, or has resulted in, a Material Adverse Effect;

(f) immediately after receipt of any notice of any violation by any Borrower of any Environmental Law which could reasonably be expected to have, or has resulted in, a Material Adverse Effect or that any Governmental Authority has asserted that any Borrower is not in compliance with any Environmental Law or is investigating any Borrower’s compliance therewith which could reasonably be expected to have, or has resulted in, a Material Adverse Effect;

(g) immediately after receipt of any written notice that any Borrower is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that any Borrower is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $1,000,000;

(h) immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of any Borrower;

(i) any change in any Borrower’s name, state of organization, or form of organization, trade names under which any Borrower will sell inventory or create Accounts, or to which instruments in payment of Accounts or with respect to cash sales of inventory may be made payable, in each case at least 30 days prior thereto;

(j) within ten Business Days after any Borrower or any ERISA Affiliate knows or has reason to know (but in each instance of an ERISA Event, before notification is given to the PBGC) that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL, or the PBGC with respect thereto;

(k) upon request, or, in the event that such filing reflects an increase in unfunded obligations or liabilities in excess of $1,000,000 with respect to the matters covered thereby, concurrent with the filing thereof with the PBGC, the DOL, or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL, or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL, or the IRS with respect to any Plan and all communications received by any Borrower or any ERISA Affiliate from the PBGC, the DOL, or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL, or the IRS, with respect to each Plan of any Borrower or any ERISA Affiliate;

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(l) upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan, and within three Business Days after receipt thereof by any Borrower or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC’s intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

(m) within three Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase any Borrower’s annual costs with respect thereto by an amount in excess of $1,000,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any ERISA Affiliate was not previously contributing which will cause any Borrower or any ERISA Affiliate to incur an obligation or liability in excess of $1,000,000; or (ii) any failure by any Borrower or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment;

(n) within three Business Days after any Borrower or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan; and

(o) immediately upon commencement of any proceedings contesting any tax, fee, assessment, or other governmental charge in excess of $500,000.

Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Borrowers or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

ARTICLE 8

GENERAL WARRANTIES AND REPRESENTATIONS

Each of the Borrowers warrants and represents to the Agent and the Lenders as follows:

Section 8.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents; No Conflicts. Subject to entry of the Borrowing Orders, each Borrower has the power and authority to execute, deliver, and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations (as applicable), and to grant to the Agent Liens upon and security interests in the Collateral. Subject to entry of the Borrowing Orders, each Borrower has taken all necessary action (including, without limitation, obtaining approval of its stockholders, general partners, limited partners, members, or other applicable equity owners, if necessary) to authorize its execution, delivery, and performance of this

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Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents have been duly executed and delivered by each Borrower, and, subject to entry of the Borrowing Orders, constitute the legal, valid, and binding obligations of each Borrower, enforceable against it in accordance with their respective terms without defense, set-off, or counterclaim (except to the extent, if any, limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, or other similar laws relating to the rights of creditors generally and general principals of equity). Each Borrower’s execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of any Borrower by reason of the terms of (a) any post-petition contract, mortgage, Lien, lease, agreement, indenture, or instrument to which such Borrower is a party or which is binding upon it, (b) any Requirement of Law applicable to such Borrower, or (c) the certificate of limited partnership, agreement of limited partnership, certificate of incorporation, bylaws, or other organizational or constituent documents, as the case may be, of such Borrower.

Section 8.2 Validity and Priority of Security Interest. The provisions of this Agreement, the Mortgages, and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the benefit of the Agent and the Lenders, and upon filing or recording such Loan Documents, to the extent filing or recording is required for perfection pursuant to Requirements of Law, such Liens will constitute perfected and continuing Liens on the Collateral having priority over all other Liens on the Collateral (except in the case of Liens described in the definition of Permitted Liens to the extent any such Liens would have priority over the Agent’s Liens pursuant to any Requirement of Law), securing all the Obligations, and enforceable against the applicable Borrower and all third parties.

Section 8.3 Corporate Name; Prior Transactions. Except as set forth on Schedule 8.3, during the past five years, no Borrower has been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

Section 8.4 Capitalization; Subsidiaries and Affiliates. As of the Closing Date, with respect to each Borrower, Schedule 8.4 is a correct and complete list of the name and relationship to such Borrower of each and all of its Subsidiaries and other Affiliates. Each Borrower is (a) duly incorporated, formed, or organized and validly existing in good standing under the laws of its state of incorporation, formation, or organization set forth on Schedule 8.4, and (b) qualified to do business as a foreign business entity and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to conduct its business and own its property as presently conducted or owned. As of the Closing Date, each Borrower’s Capital Stock is owned beneficially and of record in the amounts and by the Persons set forth on Schedule 8.4.

Section 8.5 Title to Property. Each Borrower has good and indefeasible title in fee simple to its owned real property listed in Schedule 8.5, and each Borrower has good, marketable, and merchantable title to all of its real property and all material personal property

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(including the assets reflected on the financial statements delivered to the Agent and the Lenders, except as sold, transferred, or otherwise disposed of in the ordinary course of business since the date thereof), free of all Liens except Permitted Liens.

Section 8.6 Real Estate; Leases. Schedule 8.6 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by each Borrower and all leases and subleases of real or personal property by any Borrower as lessee or sublessee (other than leases of personal property as to which such Borrower is lessee or sublessee for which the value of such personal property is less than $1,000,000). As of the Closing Date, each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect. As of the Closing Date, (a) no default by any party to any such lease or sublease relating to the property currently known as Trump Marina exists other than as a result of the commencement of the Case, and (b) no material default by any party to any such lease or sublease relating to any real property (other than the property commonly known as Trump Marina) or personal property exists other than as a result of the commencement of the Case.

Section 8.7 Proprietary Rights. Schedule 8.7 sets forth, as of the Closing Date, a correct and complete list of the Proprietary Rights of each Borrower. None of such Proprietary Rights are subject to any licensing agreement or similar arrangement except as set forth on Schedule 8.7. To the best of the Borrowers’ knowledge, except as set forth on Schedule 8.7, as of the Closing Date, none of such Proprietary Rights infringe on or conflict with any other Person’s property, and no other Person’s property infringes on or conflicts with such Proprietary Rights. As of the Closing Date, the Proprietary Rights described on Schedule 8.7 constitute all of the material property of such type necessary to the current and anticipated future conduct of the Borrowers’ business.

Section 8.8 Trade Names. All material trade names or styles under which any Borrower will sell inventory or create Accounts, or to which instruments in payment of sales of inventory for cash or of Accounts may be made payable, are listed on Schedule 8.8.

Section 8.9 Litigation. Except as set forth on Schedule 8.9, as of the Closing Date, there is no pending or (to the best of any Borrower’s knowledge) threatened, action, suit, proceeding, or counterclaim by any Person, or investigation by any Governmental Authority, which could reasonably be expected to cause a Material Adverse Effect.

Section 8.10 Restrictive Agreements. No Borrower is a party to any contract or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations that is not excused by the filing of the Case, the entry of the Borrowing Orders, or has otherwise been waived or which materially and adversely affects or, insofar as such Borrower can reasonably foresee, could reasonably be expected to materially and adversely affect, the property, business, operations, or condition (financial or otherwise) of any Borrower, individually, or of the Borrowers taken as a whole, or would in any respect cause a Material Adverse Effect.

Section 8.11 Labor Disputes. Except as set forth on Schedule 8.11, as of the Closing Date, (a) there is no collective bargaining agreement or other labor contract covering employees of any Borrower, (b) no such collective bargaining agreement or other labor contract is

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scheduled to expire during the term of this Agreement, and (c) there is no pending or (to the best of any Borrower’s knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting any Borrower or its respective employees which is reasonably likely to have a Material Adverse Effect.

Section 8.12 Environmental Laws. Except as otherwise disclosed on Schedule 8.12, as of the Closing Date:

(a) Each Borrower has complied in all material respects with all Environmental Laws, and none of its presently owned Real Estate or presently conducted operations, nor, to its knowledge, its previously owned Real Estate or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant, which order or liability agreement could reasonably be expected to have a Material Adverse Effect.

(b) Each Borrower has obtained all permits necessary for its current operations under Environmental Laws if the failure to do so could reasonably be expected to have a Material Adverse Effect, and all such permits are in good standing and each Borrower is in compliance with all material terms and conditions of such permits.

(c) To the best of each Borrower’s knowledge, no Borrower nor any of their respective predecessors in interest, has in material violation of applicable law stored, treated, or disposed of any hazardous waste, as defined pursuant to 40 CFR Part 261 or any equivalent Environmental Law.

(d) No Borrower has received any summons, complaint, order, or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant which could reasonably be expected to result in a Material Adverse Effect;

(e) To the best of each Borrower’s knowledge, none of the present or past operations of any Borrower is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant which could reasonably be expected to result in a Material Adverse Effect;

(f) To the best of each Borrower’s knowledge, there is not now, nor has there ever been, on or in the Real Estate of any Borrower which could reasonably be expected to result in a Material Adverse Effect:

(i) any underground storage tanks or surface impoundments,

(ii) any asbestos-containing material, or

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(iii) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers, or other equipment.

(g) No Borrower has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment which could reasonably be expected to result in a Material Adverse Effect;

(h) No Borrower has entered into any negotiations or settlement agreements with any Person (including the prior or current owner of any of its property) imposing material obligations or liabilities on any Borrower with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim that has not been satisfied prior to the Closing Date.

(i) To the best of each Borrower’s knowledge, none of the products distributed or sold by any Borrower contain asbestos containing material in violation of any Environmental Laws.

(j) To the best of each Borrower’s knowledge, no Environmental Lien has attached to any Real Estate of any Borrower.

Section 8.13 No Violation of Law. No Borrower is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

Section 8.14 ERISA Compliance. Except as specifically disclosed in Schedule 8.14, as of the Closing Date:

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other Requirements of Law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of any Borrower, nothing has occurred which would cause the loss of such qualification. Each Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. No prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Plan that would subject the Borrowers or their ERISA Affiliates to tax under Section 502 of ERISA or Section 4975 of the Code.

(b) There are no pending or, to the best knowledge of any Borrower, threatened claims, actions, or lawsuits, or actions by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

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(c) Except for instances, if any, which together do not give rise to liability in excess of $1,000,000 in the aggregate, (i) no ERISA Event has occurred or is reasonably expected to occur, (ii) no Pension Plan has any Unfunded Pension Liability, (iii) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iv) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan, and (v) neither any Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

Section 8.15 Taxes. As of the Closing Date, each Borrower has filed all federal and other tax returns and reports required to be filed (or appropriate extensions have been timely filed), and has paid all federal and other taxes, assessments, fees, and other governmental charges levied or imposed upon it or its properties, income, or assets or which otherwise are due and payable (other than any such taxes, assessments, fees, and other governmental charges set forth on Schedule 8.15 or which, to such Borrower’s knowledge are not delinquent and in the aggregate do not exceed $1,000,000).

Section 8.16 Regulated Entities. No Borrower is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. No Borrower is a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or a “public utility” within the meaning of the Public Utility Holding Company Act of 1935, or is subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness other than gaming laws and regulations as in effect in the States of Indiana and New Jersey.

Section 8.17 Use of Proceeds; Margin Regulations. The proceeds of the Revolving Loans are to be used solely for the purposes specified in Section 9.19. No Borrower is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

Section 8.18 Copyrights, Patents, Trademarks, and Licenses, etc. Each Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations, and other rights that, in each case, are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person, except as disclosed in Section 8.7. To the best knowledge of each Borrower, no material slogan or other advertising device, product, process, method, substance, part, or other material now employed, or now contemplated to be employed, by any Borrower infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle, or any statute, law, rule, regulation, standard, or code is pending or, to the knowledge of any Borrower, proposed, which, in any case, could reasonably be expected to have a Material Adverse Effect.

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Section 8.19 Full Disclosure. None of the representations or warranties made by any Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement, or certificate furnished by or on behalf of any Borrower in connection with the Loan Documents, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

Section 8.20 Bank Accounts. Schedule 8.20 contains a complete and accurate list, as of the Closing Date, of all bank accounts, deposit accounts, commodity accounts, investment accounts and security accounts maintained by each Borrower with any bank or other financial institution.

Section 8.21 Governmental Authorization. Except as set forth on Schedule 8.21, other than entry of the Borrowing Orders, no approval, consent, exemption, authorization, or other action by, or notice to, or filing or registration with, any Governmental Authority, including without limitation, any state gaming commission or similar authority, or other Person is necessary or required in connection with the execution, delivery, or performance by, or enforcement against, any Borrower of this Agreement or any other Loan Document.

Section 8.22 Investment Property.

(a) Schedule 8.22 sets forth a correct and complete list of all Investment Property owned by each Borrower, as of the Closing Date. Each Borrower, respectively, is the legal and beneficial owner of such Investment Property, as so reflected, free and clear of any Lien (other than Permitted Liens), and has not sold, granted any option with respect to, assigned or transferred, or otherwise disposed of any of its rights or interest therein.

(b) To the extent any Borrower is an Issuer: (i) such Borrower’s equity holders and the ownership interest of each such equity holder are as set forth on Schedule 8.4, and each such equity holder is the registered owner thereof on the books of such Borrower; (ii) each Borrower acknowledges any security interest, collateral assignment, lien, or pledge in favor of the Agent on any such ownership interest created pursuant to any Loan Document between the Agent and any other Borrower; (iii) such security interest, collateral assignment, lien, and pledge in favor of the Agent has been registered on the books of such Borrower for such purpose as of the Closing Date; and (iv) such Borrower is not aware of any liens, restrictions, or adverse claims (other than Permitted Liens) which exist on any such Investment Property other than the continuing security interest, collateral assignment, lien, and pledge in favor of the Agent granted pursuant to the terms of Section 6.1.

Section 8.23 Common Enterprise. The successful operation and condition of each of the Borrowers is dependent on the continued successful performance of the functions of the group of the Borrowers as a whole and the successful operation of each of the Borrowers is dependent on the successful performance and operation of each other Borrower. Each Borrower expects to derive benefit (and its board of directors or other governing body has determined that

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it may reasonably be expected to derive benefit), directly and indirectly, from successful operations of each of the other Borrowers. Each Borrower expects to derive benefit (and the boards of directors or other governing body of each Borrower has determined that it may reasonably be expected to derive benefit), directly and indirectly, from the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Borrower has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Borrower is within its purpose, will be of direct and indirect benefit to such Borrower, and is in its best interest.

ARTICLE 9

AFFIRMATIVE AND NEGATIVE COVENANTS

Each Borrower covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

Section 9.1 Existence and Good Standing. Each Borrower shall maintain its existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

Section 9.2 Compliance with Law and Agreements; Maintenance of Licenses. Each Borrower shall comply in all respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act) unless failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Borrower shall obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business in substantially the same manner as conducted on the Closing Date. No Borrower shall modify, amend, or alter its certificate of limited partnership, certificate of incorporation, partnership agreement, bylaws, or other similar documents in a manner which adversely affects the rights of the Lenders or the Agent.

Section 9.3 Maintenance of Property. Each Borrower shall maintain all of its property (other than immaterial equipment) that is necessary and useful in the conduct of its business in a commercially reasonable manner so as to cause such property to continue to be substantially in the same condition as it is on the Closing Date.

Section 9.4 Insurance.

(a) Each Borrower shall maintain, with financially sound and reputable insurers having a rating of at least A–VII or better by Best Rating Guide, insurance against: (i) loss or damage by fire with extended coverage; (ii) theft, burglary, pilferage, and loss in transit; (iii) public liability and third party property damage; (iv) business interruption; (v) public liability and third party property damage; and (vi) such other hazards or of such other types as is customary for Persons engaged in the same or similar business, all as the Agent, in its discretion, or acting at the direction of the Majority Lenders, shall reasonably specify, in amounts, and under policies reasonably acceptable

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to the Agent and the Majority Lenders. The Borrower shall self insure against larceny, embezzlement or other criminal liability in a manner consistent with historical practices. Without limiting the foregoing, each Borrower shall maintain flood insurance, in the event of a designation of the area in which any Real Estate owned by any Borrower is located as “flood prone” or a “flood risk area,” (hereinafter “SFHA”) as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Agent, and shall comply with the additional requirements of the National Flood Insurance Program as set forth in said Act. Each Borrower shall maintain flood insurance for its inventory and equipment which is, at any time, located in a SFHA.

(b) For each of the insurance policies issued as required by this Section 9.4, each Borrower shall cause the Agent, for the benefit of the Agent and the Lenders, to be named as secured party or mortgagee and loss payee or additional insured, in a manner reasonably acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than 30 days prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever other than non-payment of a premium, and not less than 10 days prior written notice to the Agent in the event of cancellation of the policy for non-payment of a premium, and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the insured or the owner of any premises for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the respective Borrower when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If any Borrower fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

(c) The Borrowers shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral in excess of $1,000,000, whether or not covered by insurance. The Agent is hereby authorized to collect all insurance proceeds in respect of the Collateral directly and to apply such proceeds to the Obligations to the extent provided in Section 4.6 without setoff, defense, or counterclaim.

Section 9.5 Condemnation.

(a) The Borrowers shall, immediately upon learning of the institution of any proceeding for the condemnation or other taking of any of any Borrower’s property, notify the Agent of the pendency of such proceeding, and each Borrower agrees that the Agent may participate in any such proceeding, and the Borrowers from time to time will deliver to the Agent all instruments reasonably requested by the Agent to permit such participation.

(b) The Agent is hereby authorized to collect the proceeds of any condemnation claim or award directly, and to apply such proceeds to the Obligations to the extent provided in Sections 4.3(c) and 4.6 without setoff, defense, or counterclaim.

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Section 9.6 Environmental Laws.

(a) Each Borrower shall conduct its business in all material respects in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. Each Borrower shall take prompt and appropriate action to respond to any material non–compliance with Environmental Laws which any Borrower at any time has knowledge of (“Environmental Compliance Issues”) and shall report to the Agent from time to time on such response.

(b) The Agent or any Lender may request, in which case the Borrowers will promptly furnish or cause to be promptly furnished to the Agent, an update of the status of each Environmental Compliance Issue (whether past or present), if any, and copies of non-privileged technical reports prepared by any Borrower and its communications with any Governmental Authority to determine whether such Borrower is proceeding reasonably to correct, cure, or contest in good faith any Environmental Compliance Issue. At any time any Environmental Compliance Issue (that could reasonably be expected to have a Material Adverse Effect) or Event of Default exists, the Borrowers shall at the Agent’s or the Majority Lenders’ request and at the Borrowers’ expense, (i) retain an independent environmental engineer reasonably acceptable to the Agent to evaluate the site, including tests if appropriate, to which the Environmental Compliance Issue relates and prepare and deliver to the Agent (with a copy to the relevant Borrower), in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Agent in sufficient quantity for distribution by the Agent to the Lenders a supplemental report of such engineer whenever the scope of the environmental problems (if any), or the response thereto or the estimated costs thereof, shall change in any material respect.

Section 9.7 Compliance with ERISA. Each Borrower shall and shall cause each ERISA Affiliate to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

Section 9.8 Mergers, Consolidations, Sales, Acquisitions. No Borrower shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except for (a) dispositions of obsolete and unusable equipment; (b) consolidations, mergers and transfers of assets between or among Borrowers that are Subsidiaries of THCRLP; (c) dissolutions and liquidations if all of the property of the dissolving Borrower is transferred to another Borrower that is THCRLP or a Subsidiary thereof; and (d) dispositions (other than those set forth in clauses (a), (b) and (c)) of assets with a fair market value of not in excess of $5,000,000 in a single transaction or a series of related transactions provided that the aggregate value of all assets disposed under the permissions of this clause (d) shall not exceed $25,000,000.

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Section 9.9 Transactions Resulting in a Material Adverse Effect. No Borrower shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

Section 9.10 EBITDA. On any date of Borrowing, EBITDA of (a) TAC, TCH and their subsidiaries calculated on a consolidated basis for the twelve month period ended on the last day of the Fiscal Quarter most recently ended prior to such date of Borrowing shall have been greater than $150,000,000 and (b) TAC calculated on a standalone basis for the twelve month period ended on the last day of the Fiscal Quarter most recently ended prior to such date of Borrowing shall have been greater than $125,000,000.

Section 9.11 Transactions with Affiliates. Except as permitted by the Bankruptcy Court, no Borrower shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate (other than another Borrower), or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, Trump Indiana, Inc. may make regularly scheduled payments to (a) Buffington Harbor Riverboats, L.L.C in accordance with that certain Berthing Agreement dated as of April 23, 1996, as amended, between Trump Indiana, Inc. and Buffington Harbor Riverboats, L.L.C. and (b) Buffington Harbor Parking Associates, LLC in accordance with that certain Parking Lease dated as of June 19, 2000, as amended, between Trump Indiana, Inc. and Buffington Harbor Parking Associates, LLC.

Section 9.12 Investment Banking and Finder’s Fees. No Borrower shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter’s fee, finder’s fee, or broker’s fee to any Person in connection with this Agreement. The Borrowers shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that any Borrower is obligated to pay for any such fees, and all costs and expenses (including, without limitation, attorneys’ fees) incurred by the Agent or any Lender in connection therewith.

Section 9.13 Business Conducted. No Borrower shall engage directly or indirectly, in any line of business other than the businesses in which such Person is engaged on the Closing Date and businesses reasonably related thereto.

Section 9.14 Liens; No Negative Pledge. No Borrower shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens. Other than as set forth in this Agreement, no Borrower will enter into or become subject after the Closing Date to any agreement, contract, or other arrangement whereby any Borrower is prohibited from, or would otherwise be in default as a result of, creating, assuming, incurring, or suffering to exist, directly or indirectly, any Lien on any of its assets in favor of the Agent under the Loan Documents.

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Section 9.15 Sale and Leaseback Transactions. No Borrower shall, directly or indirectly, enter into any arrangement with any Person providing for such Borrower to lease or rent property that such Borrower has sold or will sell or otherwise transfer to such Person.

Section 9.16 New Subsidiaries. No Borrower shall, directly or indirectly, organize, create, acquire, or permit to exist any Subsidiary other than those listed on Schedule 8.4.

Section 9.17 Fiscal Year. No Borrower shall change the method of determining its Fiscal Year.

Section 9.18 Operating Lease Obligations. No Borrower shall enter into, or suffer to exist, any lease of real or personal property as lessee or sublessee (other than a Capital Lease) entered into after the Closing Date, without the prior written consent of the Majority Lenders, and other than operating leases for which the aggregate amount of rentals due within one calendar year under such leases does not exceed $1,000,000.

Section 9.19 Use of Proceeds. The Borrowers shall use the proceeds of the Revolving Loans for general working capital purposes (not otherwise prohibited by this Agreement) in the ordinary course of business, (a) to fund expenses incident to the Borrowers’ efforts to operate, maintain, reorganize, or dispose of their business and assets, (b) to fund payment of fees and expenses owing to Professional Persons incurred during the Case, (c) to pay all fees and expenses provided under this Agreement (whether incurred before or after the date of the Petition Date) and, in any event, only to the extent authorized by the Borrowing Orders, (d) as otherwise authorized by the Borrowing Orders, including, without limitation, permitted capital expenditures, priority employee wage claims, and expenses associated with the assumption of executory contracts and unexpired leases; and (e) to fund the Carve-Out after the occurrence of an Event of Default. The Borrowers shall not use any portion of the proceeds of the Revolving Loans, directly or indirectly, (w) to purchase or carry any Margin Stock, (x) to repay or otherwise refinance indebtedness of the Borrowers or others incurred to purchase or carry any Margin Stock, (y) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (z) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

Section 9.20 Further Assurances. The Borrowers shall execute and deliver to the Agent and the Lenders such documents and agreements, and shall take, or cause each other Borrower to take, such actions as the Agent and the Lenders may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

Section 9.21 Case Matters.

(a) The Borrowers shall file with the Bankruptcy Court a plan of reorganization and disclosure statement within 120 days after the Petition Date and the Borrowers shall obtain Bankruptcy Court approval of the disclosure statement within 180 days after the Petition Date.

(b) All fees or expenses of Professional Persons at any time paid by the Borrowers, or any of them, shall be paid pursuant to an order, in form and substance

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satisfactory to the Agent and the Lenders, by the Bankruptcy Court establishing procedures for such payments.

(c) The Borrowers shall not seek or consent to, but shall oppose and contest (unless otherwise agreed by the Agent and the Lenders), any modification, stay, vacation, or amendment of the Interim Order or the Final Order.

(d) The Borrowers shall not seek relief pursuant to Section 364(c) or (d) of the Bankruptcy Code unless consented to by the Agent.

(e) Except as otherwise expressly provided by the Interim Order or the Final Order, as appropriate, there shall not be granted any priority for any administrative expense, secured claim, or unsecured claim (now existing or hereafter arising of any kind or nature whatsoever, including, without limitation, any administrative expenses of the kind specified in Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b), or 726 of the Bankruptcy Code) other than the Carve-Out which is equal or superior to the priority of the Agent and the Lenders in respect of the Obligations.

(f) Prior to the date on which the Obligations have been paid in full in cash and the Commitments have been terminated, the Borrowers will not pay any administrative expenses except for fees and expenses of Professional Persons.

(g) The Borrowers will not make any payments or transfer any property on account of claims asserted by any vendors of any Borrower for reclamation in accordance with Section 2-702 of any applicable UCC and Section 546(c) of the Bankruptcy Code, unless otherwise ordered by the Bankruptcy Court upon prior notice to the Agent or unless otherwise consented to by the Agent.

(h) The Borrowers will not return any inventory to any vendor pursuant to Section 546(g) of the Bankruptcy Code, unless otherwise ordered by the Bankruptcy Court in accordance with Section 546(g) of the Bankruptcy Code upon prior notice to the Agent or unless otherwise consented to by the Agent.

ARTICLE 10

CONDITIONS OF LENDING

Section 10.1 Conditions Precedent to Making of Revolving Loans on the Closing Date. The obligation of the Lenders to make the initial Revolving Loans is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

(a) The Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Agent and the Lenders:

(i) a certified copy of the Interim Order, which (A) shall expressly approve this Agreement and the Borrowers’ execution, delivery, and performance of this Agreement, and find that the Lenders are extending credit to the Borrowers

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in “good faith” within the meaning of Section 364(e) of the Bankruptcy Code and (B) shall have been signed and entered by the Bankruptcy Court and shall, prior to the entry of the Final Order, not have been reversed, stayed, modified, vacated, or amended without the Agent’s and the Lenders’ consent;

(ii) executed counterparts of this Agreement and the postclosing agreement, executed and delivered by a duly authorized officer of each Borrower, the Agent, and the Lenders;

(iii) Revolving Notes payable to the order of each Lender, duly executed and delivered by the Borrowers, complying with the requirements of Section 2.2;

(iv) executed counterparts of the Ship Mortgage, executed and delivered by Trump Indiana, Inc. and the Agent;

(v) (A) executed counterparts of the Mortgages executed on behalf of the record owner of such property, (B) policy or policies of title insurance issued by a nationally recognized title insurance company, insuring the Lien of each such Mortgage as a valid first Lien on the property described therein (subject to any Permitted Liens) together with such endorsements, coinsurance and resinsurance as the Agent may reasonably request, and (C) such surveys, abstracts and appraisals as may be required pursuant to such Mortgages or as the Agent may reasonably request;

(vi) an originally executed set of resolutions of the board of directors (or similar governing body) of each Borrower, in each case executed by a duly authorized officer (or other duly authorized signatory), authorizing and approving (as applicable) the commencement of the Case and the execution, delivery and performance of the Loan Agreement;

(vii) a Notice of Borrowing completed and executed by the Borrowers;

(viii) true and complete copies of all “first day orders” entered on or about the Petition Date (to the extent affecting the Agent or any Lender as determined by the Agent in its reasonable discretion), which in each case shall be acceptable to the Agent and the Lenders;

(ix) favorable written opinions (addressed to the Agent and the Lenders and dated the date hereof) covering matters relating to the Borrowers and the Loan Documents as the Agent shall reasonably request;

(x) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Loan Documents;

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(xi) the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Borrowers in the jurisdictions contemplated by the Loan Documents and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Agent that the Liens indicated by such financing statements (or similar documents) are permitted hereunder or have been released;

(xii) all governmental, regulatory and third party approvals necessary in connection with the closing of this Agreement and the transactions contemplated hereby and such approvals shall be in full force and effect, and final and non-appealable; and

(xiii) all certificates of insurance with proper loss payee and additional insured endorsements for the insurance policies required by Section 9.4.

(b) The representations and warranties contained in this Agreement shall be true and correct in all material respects.

(c) No material adverse change, excluding the filing of the Petition, shall have occurred, in the opinion of the Agent and the Lenders, with respect to the assets, liabilities, business, financial condition, business prospects, or results of operations of the Borrowers, taken as a whole, in comparison to those that existed on June 30, 2004.

(d) The Borrowers shall have paid all fees, (including, without limitation, the fees payable under Sections 3.3 and 3.4) due and payable to the Agent for the benefit of the Agent or the Lenders as of the Entry Date pursuant to the Interim Order or this Agreement.

The acceptance by the Borrowers of any Revolving Loans made on the Closing Date shall be deemed to be a representation and warranty made by the Borrowers to the effect that all of the conditions precedent to the making of such Revolving Loans have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrowers, dated the Closing Date, to such effect.

Section 10.2 Conditions Precedent to Each Revolving Loan.

(a) The obligation of the Lenders to make each Revolving Loan, including the initial Revolving Loans on the Closing Date, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit the Agent shall have received a Notice of Borrowing dated the date of such extension of credit, executed by a Responsible Officer of THCR and THCRLP certifying that the Borrowers are in compliance with Section 9.10 hereof and stating that:

(i) the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date;

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(ii) no event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default;

(iii) with respect to any requested Revolving Loan to be made on or after the Petition Date, the Interim Order or the Final Order, as the case may be, has been entered by the Bankruptcy Court, and the Agent and the Lenders have received a certified copy thereof and such order is in full force and effect and has not been reversed, stayed, modified, vacated, or amended without the consent of the Agent and the Lenders; and

(iv) with respect to any requested Revolving Loan to be made on or after the 45th day following the Entry Date, or if any requested Revolving Loan together with the Revolving Loans outstanding as of such date equal the Maximum Revolver Amount, the Final Order is in full force and effect and has not been reversed, stayed, modified, vacated, or otherwise modified.

(b) Notwithstanding the foregoing, the Lenders are obligated to make Revolving Loans to the Borrowers in an aggregate amount not to exceed the Carve-Out Reserve despite the existence and continuance of any Default or Event of Default and despite any termination of the Commitments pursuant to Section 11.2(a) or as a result of occurrence of the Stated Termination Date.

ARTICLE 11

DEFAULT; REMEDIES

Section 11.1 Events of Default. It shall constitute an event of default (“Event of Default”) if, on or after the Closing Date, any one or more of the following shall occur for any reason:

(a) any failure by any Borrower to pay (i) any principal amount owing hereunder when due or (ii) any interest or premium on any of the Obligations or any fee or other amount owing hereunder within two Business Days of when due, whether upon demand or otherwise;

(b) any representation or warranty made or deemed made by any Borrower in this Agreement or in any of the other Loan Documents, any financial statement, or any certificate furnished by any Borrower at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

(c) any default shall occur in

(i) the observance or performance of any of the covenants and agreements contained in Article 6, Article 7, Section 9.1 (insofar as it requires the preservation of the existence of each Borrower), Section 9.8 through Section 9.21 or

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(ii) the observance or performance of any of the covenants and agreements contained in this Agreement, other than as referenced in Section 11.1(a), and Section 11.1(c)(i), or any other Loan Documents, or any other agreement entered into at any time to which any Borrower and the Agent or any Lender are party and such default shall continue for a period of ten days, or if any such agreement or document shall terminate (other than in accordance with its terms, the terms hereof, or with the written consent of the Agent and the Majority Lenders) or become void or unenforceable, without the written consent of the Agent and the Majority Lenders;

(d) any default shall occur with respect to any post-petition Debt of any Borrower (other than the Obligations) in an outstanding principal amount which exceeds $500,000, or under any agreement or instrument under or pursuant to which any such post-petition Debt may have been issued, created, assumed, or guaranteed by any Borrower, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such post-petition Debt to accelerate, the maturity of any such post-petition Debt, or any such post-petition Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

(e) any Loan Document, including any guaranty of the Obligations, shall be (i) terminated other than in accordance with its terms, (ii) revoked, (iii) declared void, invalid, or unenforceable, or (iv) challenged by any Borrower or any other obligor;

(f) one or more judgments, orders, decrees, or arbitration awards is entered against any Borrower involving liability in the aggregate (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $500,000 or more, and the same shall remain unsatisfied, unvacated, and unstayed pending appeal for a period of 30 days after the entry thereof;

(g) any loss, theft, damage, or destruction of any item or items of any Collateral or any other property of any Borrower occurs that could reasonably be expected to have a Material Adverse Effect and is not adequately covered by insurance;

(h) there occurs an event having a Material Adverse Effect;

(i) there is filed against any Borrower any civil or criminal action, suit, or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within 120 days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

(j) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent’s Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with

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respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected, and prior to all other Liens (other than Pre-Petition Priority Permitted Liens and Permitted Liens which are expressly permitted to have priority over the Agent’s Lien) or is terminated, revoked, or declared void;

(k) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of any Borrower or ERISA Affiliate under Title IV of ERISA to the Pension Plan, Multi-employer Plan, or the PBGC in an aggregate amount in excess of $1,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $1,000,000; or (iii) any Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $1,000,000, in each case unless any enforcement action is stayed pursuant to Requirements of Law;

(l) an order with respect to the Case shall be entered by the Bankruptcy Court, or any Borrower shall file an application for an order with respect to the Case, (i) appointing a trustee under Section 1104 of the Bankruptcy Code or (ii) appointing an examiner with “enlarged powers” (beyond those set forth in Section 1106(a) and 1106(b) of the Bankruptcy Code);

(m) an order shall be entered by the Bankruptcy Court dismissing the Case, converting the Case to a case under Chapter 7 of the Bankruptcy Code, or confirming a plan of reorganization which order in any such case, does not contain a provision for termination of the Commitments and payment in full in cash of all Obligations upon entry thereof;

(n) any Borrower, any “insider” (as such term is defined in the Bankruptcy Code) of any Borrower or any Person with the support of any Borrower shall file any pleading, or the Bankruptcy Court shall enter any order with respect to the Case, without the express prior written consent of the Agent and the Majority Lenders (i) to revoke, reverse, stay, modify, supplement, or amend the Interim Order or the Final Order, (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority equal or superior to the priority of the Agent and the Lenders in respect of the Obligations (except for those expenses secured by Pre-Petition Priority Permitted Liens) other than the Carve-Out, (iii) to grant or permit the grant of a Lien on any of the Collateral other than Permitted Liens, or (iv) to permit any Borrower to use proceeds of Collateral other than in accordance with the terms of the Loan Documents;

(o) an order shall be entered by the Bankruptcy Court that is not stayed pending appeal granting relief from the Automatic Stay to any creditor of a Borrower with respect to any claim in an amount in excess of $25,000,000, provided that it shall not be an Event of Default if relief from the Automatic Stay is granted (i) solely for the purpose of allowing such creditor to determine the liquidated amount of its claim against

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a Borrower or (ii) to permit the commencement of or prosecution of a proceeding to collect against an insurance company;

(p) all or any material part of the property of any Borrower shall be nationalized, expropriated, condemned, seized, or otherwise appropriated, or custody or control of such property or of any Borrower shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

(q) an application for any of the orders described in clause (l), clause (m), clause (n), or clause (o) preceding shall be made by any Borrower;

(r) the entry of the Final Order shall not have occurred within 45 days after the Entry Date, unless otherwise extended with the Agent’s and the Lenders’ consent;

(s) the occurrence of any “event of default” under the Interim Order or the Final Order or any other material violation by any Borrower of the provisions of the Interim Order or the Final Order; or

(t) a Change in Control.

Section 11.2 Remedies.

(a) If an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on any Borrower: (i) reduce the Maximum Revolver Amount and (ii) restrict the amount of or refuse to make Revolving Loans. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders and subject to the terms of the Interim Order or Final Order, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Borrower: (A) terminate the Commitments and the other obligations of the Agent and the Lenders under this Agreement; (B) declare any or all Obligations to be immediately due and payable; and (C) pursue its other rights and remedies under the Loan Documents including the Borrowing Orders and applicable law.

(b) If an Event of Default occurs and is continuing, each Borrower hereby agrees that Agent to pursue its rights under the Loan Documents and applicable law on five (5) days’ notice.

(c) Each Borrower recognizes that the Agent may be unable to effect a public sale of any or all of the Collateral or other property to be sold by reason of certain prohibitions contained in the laws of any jurisdiction outside the United States or in applicable federal or state securities laws but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral or other property to be sold for their own account for investment and not with a view to the distribution or resale thereof. Each

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Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by law, be deemed to have been made in a commercially reasonable manner. Unless required by a Requirement of Law, the Agent shall not be under any obligation to delay a sale of any of the Collateral or other property to be sold for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States under any applicable federal or state securities laws, even if such issuer would agree to do so. Each Borrower further agrees to do or cause to be done, to the extent that such Borrower may do so under Requirements of Law, all such other acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral or other property to be sold valid and binding and in compliance with any and all Requirements of Law at the Borrowers’ expense. Each Borrower further agrees that a breach of any of the covenants contained in this Section 11.2(c) will cause irreparable injury to the Agent and the Lenders for which there is no adequate remedy at law and, as a consequence, agrees that each covenant contained in this Section 11.2(c) shall be specifically enforceable against such Borrower, and each Borrower hereby waives and agrees, to the fullest extent permitted by law, not to assert as a defense against an action for specific performance of such covenants that (i) such Borrower’s failure to perform such covenants will not cause irreparable injury to the Agent and the Lenders or (ii) the Agent or the Lenders have an adequate remedy at law in respect of such breach. Each Borrower further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Agent and the Lenders by reason of a breach of any of the covenants contained in this Section 11.2(c) and, consequently, agrees that, if such Borrower shall breach any of such covenants and the Agent or the Lenders shall sue for damages for such breach, such Borrower shall pay to the Agent, for the benefit of the Agent and the Lenders, as liquidated damages and not as a penalty, an aggregate amount equal to the value of the Collateral or other property to be sold on the date the Agent shall demand compliance with this Section 11.2(c).

(d) If an Event of Default has occurred and is continuing and subject to the terms of the Interim Order and the Final Order: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on any Borrower’s premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrowers shall, upon the Agent’s demand, at the Borrowers’ cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit, or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Borrower agrees that any notice by the Agent of sale, disposition, or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to such Borrower if such notice is mailed by registered or

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certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five Business Days prior to such action to the Borrowers’ address specified in or pursuant to Section 15.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to any Borrower. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Borrower irrevocably waives: (A) the posting of any bond, surety, or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, each Borrower’s labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising, or selling any Collateral, and each such Borrower’s rights under all licenses and all franchise agreements shall inure to the Agent’s benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including reasonable attorneys’ fees, and then to the Obligations. The Agent will return any excess to applicable Borrower and the Borrowers shall remain liable for any deficiency.

ARTICLE 12

TERM AND TERMINATION

Section 12.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless terminated as provided in this Article 12. The Agent upon direction from the Majority Lenders may terminate this Agreement without notice to any Borrower during the existence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest, and any early termination or prepayment fees or penalties, but excluding indemnification obligations to the extent no claim with respect thereto has been asserted and remains unsatisfied) shall become immediately due and payable and Revolving Loans equal to the amount of the Carve-Out Reserve shall be funded for payment of fees and expenses of Professional Persons, to the extent approved by the Bankruptcy Court, including any such fees and expenses incurred after the Termination Date. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, each Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including, without limitation, the Agent’s Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

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ARTICLE 13

AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

Section 13.1 No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Borrower and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent’s and each Lender’s rights thereafter to require strict performance by any Borrower of any provision of this Agreement. The Agent’s and each Lender’s rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

Section 13.2 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrowers and acknowledged by the Agent, do any of the following:

(a) increase or extend the Commitment of any Lender;

(b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

(c) reduce the principal of, or the rate of interest specified herein on any Revolving Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

(d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Loans which is required for the Lenders or any of them to take any action hereunder;

(e) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

(f) release Collateral other than as permitted by Section 14.11;

(g) change the definition of Majority Lenders; or

(h) increase the Maximum Revolver Amount;

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provided that no amendment, waiver, or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

Section 13.3 Assignments; Participations.

(a) Any Lender may, with the written consent of the Agent and the Borrowers (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent or any Borrower shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an “Assignee”) all, or any part of all, of the Revolving Loans, the Commitments, and the other rights and obligations of such Lender hereunder; provided, however, that the Borrowers and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Lender and the Assignee; and (ii) such Lender and its Assignee shall have delivered to the Borrowers and the Agent an Assignment and Acceptance in a form reasonably acceptable to the Agent (“Assignment and Acceptance”) together with any Revolving Note or Revolving Notes subject to such assignment. Notwithstanding the foregoing, no consent of any Borrower to a proposed assignment shall be required at any time that a Default or an Event of Default exists.

(b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by any Borrower to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this

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Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon satisfaction of the requirements of Section 13.3(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrowers (a “Participant”) participating interests in any Revolving Loans, the Commitment of that Lender, and the other interests of that Lender (the “originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and (v) all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

(f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

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ARTICLE 14

THE AGENT

Section 14.1 Appointment and Authorization. Each Lender hereby designates and appoints the Bank as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 14. The provisions of this Article 14 are solely for the benefit of the Agent and the Lenders and no Borrower shall have rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 14.10 and Section 14.11. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including the exercise of remedies pursuant to Section 11.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

Section 14.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent, employee, or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

Section 14.3 Liability of the Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation, or warranty made by any Borrower or any Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower to perform its

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obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of any Borrower or any Affiliate of any Borrower.

Section 14.4 Reliance by the Agent.

(a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants, and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or all Lenders if so required by the terms of this Agreement) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 10.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved, or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance, or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

Section 14.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Article 11; provided that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

Section 14.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed

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appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of the Borrowers and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of the Borrowers. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons.

Section 14.7 Indemnification. WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE LENDERS SHALL INDEMNIFY UPON DEMAND THE AGENT-RELATED PERSONS (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF THE BORROWERS AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWERS TO DO SO), PRO RATA, FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES AS SUCH TERM IS DEFINED IN SECTION 15.11; PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO THE AGENT-RELATED PERSONS OF ANY PORTION OF SUCH INDEMNIFIED LIABILITIES RESULTING SOLELY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER SHALL REIMBURSE THE AGENT UPON DEMAND FOR ITS RATABLE SHARE OF ANY COSTS OR OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEY COSTS) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN, TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY OR ON BEHALF OF THE BORROWERS. THE UNDERTAKING IN THIS SECTION SHALL SURVIVE THE PAYMENT OF ALL OBLIGATIONS HEREUNDER AND THE RESIGNATION OR REPLACEMENT OF THE AGENT.

Section 14.8 Agent in Individual Capacity. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Borrowers and their Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Bank or its Affiliates may receive information regarding the Borrowers or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrowers or such Affiliates) and acknowledge that the Agent shall be

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under no obligation to provide such information to them. With respect to its Revolving Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms “Lender” and “Lenders” include the Bank in its individual capacity.

Section 14.9 Successor Agent. The Agent may resign as Agent upon 30 days notice to the Lenders and the Borrowers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer, or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. If the Agent resigns under this Agreement, subject to the proviso in the preceding sentence, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 14.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

Section 14.10 Withholding Tax.

(a) Each Lender that is not a “United States Person” within the meaning of the Code agrees with and in favor of the Agent and the Borrowers, to deliver to the Agent and the Borrowers:

(i) if such Lender is exempt from withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

(ii) if such Lender is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W9; and

(iii) such other form or forms as may be required under the Code or other laws of the United States certifying as to exemption from United States withholding tax.

Such Lender agrees to promptly notify the Agent and the Borrowers of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

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(b) If any Lender claims exemption from withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent and the Borrowers of the percentage amount in which it is no longer the beneficial owner of Obligations owing to such Lender. To the extent of such percentage amount, the Agent and the Borrowers will treat such Lender’s IRS Form 1001 as no longer valid.

(c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

(d) If any Lender is entitled to an exemption from applicable withholding tax, the Agent and the Borrowers may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such exemption. If the forms or other documentation required by clause (a) of this Section are not delivered to the Agent and the Borrowers, then the Agent and the Borrowers may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent or the Borrowers did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent or the Borrowers of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent and the Borrowers fully for all amounts paid, directly or indirectly, by the Agent or the Borrowers as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 14.10(e), together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this Section 14.10(e) shall survive the payment of the Obligations and the resignation or replacement of the Agent and termination of this Agreement.

Section 14.11 Collateral Matters.

(a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent’s Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full of all Revolving Loans and all other Obligations (other than indemnities to which a claim has not been made); (ii) constituting property being sold or disposed of in accordance with this Agreement or with the approval of the Bankruptcy Court; (iii) constituting property in which no Borrower owned an interest at the time the Lien was granted or at any time

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thereafter; (iv) constituting property leased to a Borrower under a lease which has expired or been terminated, or (v) as required pursuant to any order of the Bankruptcy Court. Except as provided above, the Agent will not release any of the Agent’s Liens without the prior written authorization of the Lenders. Upon request by the Agent or the Borrowers at any time, the Lenders will confirm in writing the Agent’s authority to release any Agent’s Liens upon particular types or items of Collateral pursuant to this Section 14.11.

(b) Upon receipt by the Agent of any authorization required pursuant to Section 14.11(a) from the Lenders of the Agent’s authority to release any Agent’s Liens upon particular types or items of Collateral, and upon at least five Business Days prior written request by the Borrowers, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent’s Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers in respect of) all interests retained by any Borrower, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

Section 14.12 Restrictions on Actions by the Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set-off against the Obligations, any amounts owing by such Lender to any Borrower or any accounts of any Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Borrower, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

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(b) If at any time or times any Lender shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations owing to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender’s ratable portion of all such distributions by the Agent, such Lender shall promptly (A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

Section 14.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver such Collateral to the Agent or otherwise deal with such Collateral in accordance with the Agent’s instructions.

Section 14.14 Payments by the Agent to the Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest on the Revolving Loans or otherwise.

Section 14.15 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent or the Majority Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, and the exercise by the Agent or the Majority Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

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Section 14.16 Relation Among the Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

ARTICLE 15

MISCELLANEOUS

Section 15.1 Cumulative Remedies. The enumeration herein of the Agent’s and each Lender’s rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Agent and the Lenders may have under the UCC or other applicable law. The Agent and the Lenders shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Agent and the Lenders may, without limitation, proceed directly against any Person liable therefor to collect the Obligations without any prior recourse to the Collateral. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power, or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 15.2 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

Section 15.3 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a) EXCEPT TO THE EXTENT GOVERNED BY THE BANKRUPTCY CODE, THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS, PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK; PROVIDED, FURTHER, THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) IN THE EVENT THE BANKRUPTCY COURT DOES NOT HAVE OR REFUSES TO EXERCISE JURISDICTION WITH RESPECT THERETO, ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE AGENT, EACH LENDER, AND EACH BORROWER, CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE

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NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE AGENT, EACH LENDER, AND EACH BORROWER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (i) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (ii) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(c) EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH BORROWER AT ITS ADDRESS SET FORTH IN SECTION 15.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE UNITED STATES MAILS. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

Section 15.4 Waiver of Jury Trial. EACH OF THE AGENT, EACH LENDER, AND EACH BORROWER WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT, OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE AGENT, EACH LENDER, AND EACH BORROWER AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

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Section 15.5 Survival of Representations and Warranties. All of the representations and warranties of the Borrowers contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

Section 15.6 Other Security and Guaranties. The Agent, may, without notice or demand and without affecting any Borrower’s obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce, or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

Section 15.7 Fees and Expenses. Each Borrower agrees to pay to the Agent, for its benefit, on demand, all costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including attorneys’ and paralegals’ fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees, and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent’s Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of this Agreement); (e) sums paid or incurred to pay any amount or take any action required of any Borrower under the Loan Documents that such Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral; (g) costs and expenses of preserving and protecting the Collateral; and (h) costs and expenses (including attorneys’ and paralegals’ fees and disbursements) of the Agent and the Lenders paid or incurred to obtain payment of the Obligations, enforce the Agent’s Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by any Borrower. All of the foregoing costs and expenses shall be charged to the Loan Account of the Borrowers as Revolving Loans as described in Section 4.5.

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Section 15.8 Notices. Except as otherwise provided herein, all notices, demands, and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) five days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

if to the Agent or to the Bank:

Beal Bank, S.S.B.

6000 Legacy Drive, Fourth Floor

Plano, Texas 75024

Attention: William T. Saurenmann

Telecopy No.: (469) 241- 9568

with a copy to:

Jacob Cherner

President

CSG Investments, Inc.

6000 Legacy Drive

Plano, Texas 75024

Telecopy No.: (469) 241-9567

any Notice of Borrowing should also be sent to:

Beal Bank, S.S.B.

6000 Legacy Drive, Fourth Floor

Plano, Texas 75024

Attention: Phil Lewellen

Telecopy No.: (469) 241-5017

if to any Borrower:

c/o Trump Hotels & Casino Resorts, Inc.

725 Fifth Avenue

New York, New York 10022

Telecopy No.: (212) 688-0397

Attn: Scott Butera

or to such other address as each party may designate for itself by like notice, subject to the provisions of Section 15.18.

Section 15.9 Waiver of Notices. Unless otherwise expressly provided herein, each Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations, and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Borrower which the Agent or any Lender may elect to give shall entitle any Borrower to any or further notice or demand in the same, similar, or other circumstances.

Section 15.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Borrower without

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prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

Section 15.11 Indemnity of the Agent and the Lenders by the Borrowers.

(a) THE BORROWERS AGREE TO DEFEND, INDEMNIFY, AND HOLD THE AGENT-RELATED PERSONS, AND EACH LENDER AND EACH OF ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, COUNSEL, AGENTS, AND ATTORNEYS-IN-FACT (EACH, AN “INDEMNIFIED PERSON”) HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES, AND DISBURSEMENTS (INCLUDING REASONABLE ATTORNEY COSTS) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING REPAYMENT OF THE REVOLVING LOANS AND THE TERMINATION, RESIGNATION OR REPLACEMENT OF THE AGENT OR REPLACEMENT OF ANY LENDER) BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY SUCH PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY LOAN DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY ACTION TAKEN OR OMITTED BY ANY SUCH PERSON UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING WITH RESPECT TO ANY INVESTIGATION, LITIGATION, OR PROCEEDING (INCLUDING ANY INSOLVENCY PROCEEDING OR APPELLATE PROCEEDING) RELATED TO OR ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE REVOLVING LOANS OR THE USE OF THE PROCEEDS THEREOF, WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”); PROVIDED THAT THE BORROWERS SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON. THE AGREEMENTS IN THIS SECTION SHALL SURVIVE PAYMENT OF ALL OTHER OBLIGATIONS.

(b) THE BORROWERS AGREE TO INDEMNIFY, DEFEND, AND HOLD HARMLESS THE AGENT AND THE LENDERS FROM ANY LOSS OR LIABILITY DIRECTLY OR INDIRECTLY ARISING OUT OF THE USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE OF A HAZARDOUS SUBSTANCE RELATING TO ANY BORROWER’S OPERATIONS, BUSINESS, OR PROPERTY. THIS INDEMNITY WILL APPLY WHETHER THE HAZARDOUS SUBSTANCE IS ON, UNDER, OR ABOUT ANY BORROWER’S PROPERTY OR OPERATIONS OR PROPERTY LEASED TO ANY BORROWER. THIS INDEMNITY INCLUDES, BUT IS NOT LIMITED TO, ATTORNEYS’ FEES (INCLUDING THE REASONABLE ESTIMATE OF THE ALLOCATED COST OF IN-HOUSE COUNSEL AND STAFF). THIS INDEMNITY EXTENDS TO THE

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AGENT AND THE LENDERS, THEIR PARENTS, AFFILIATES, SUBSIDIARIES, AND ALL OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS, ATTORNEYS, AND ASSIGNS. “HAZARDOUS SUBSTANCES” MEANS ANY SUBSTANCE, MATERIAL, OR WASTE THAT IS OR BECOMES DESIGNATED OR REGULATED AS “TOXIC,” “HAZARDOUS,” “POLLUTANT,” OR “CONTAMINANT” OR A SIMILAR DESIGNATION OR REGULATION UNDER ANY FEDERAL, STATE, OR LOCAL LAW (WHETHER UNDER COMMON LAW, STATUTE, REGULATION, OR OTHERWISE) OR JUDICIAL OR ADMINISTRATIVE INTERPRETATION OF SUCH, INCLUDING PETROLEUM OR NATURAL GAS. THIS INDEMNITY WILL SURVIVE REPAYMENT OF ALL OTHER OBLIGATIONS.

Section 15.12 Limitation of Liability. No claim may be made by any Borrower, any Lender, or other Person against the Agent, any Lender, or the Affiliates, directors, officers, officers, employees, or agents of any of them for any special, indirect, consequential, or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission, or event occurring in connection therewith, and each of the Borrowers and the Lenders hereby waives, releases, and agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 15.13 Final Agreement. This Agreement and the other Loan Documents are intended by the Borrowers, the Agent, and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrowers and a duly authorized officer of each of the Agent and the requisite Lenders. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 15.14 Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts, and by the Agent, each Lender, and the Borrowers in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

Section 15.15 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

Section 15.16 Right of Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Revolving Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any

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Borrower, any such notice being waived by each Borrower to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of any Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the applicable Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 15.17 USA Patriot Act. Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act of 2001 (31 U.S.C. Section 5318) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Agent, as applicable, to identify the Borrowers in accordance with the Act.

Section 15.18 Agency of THCR and THCRLP for the Other Borrowers. Each of the Borrowers (other than THCR and THCRLP) irrevocably appoints THCR and THCRLP as its representative for all purposes relevant to this Agreement, including the giving and receipt of notices and execution and delivery of all documents, instruments, and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification, or other action which might otherwise be valid or effective only if given or taken by all or any of the Borrowers or acting singly, shall be valid and effective if given or taken only by THCR and THCRLP whether or not any of the other Borrowers joins therein, and the Agent and the Lenders shall have no duty or obligation to make further inquiry with respect to the authority of THCR and THCRLP under this Section 15.18, provided that nothing in this Section 15.18 shall limit the effectiveness of, or the right of the Agent and the Lenders to rely upon, any notice, document, instrument, certificate, acknowledgment, consent, direction, certification or other action delivered by any Borrower pursuant to this Agreement.

Section 15.19 Incorporation of Interim Order and Final Order by Reference. Each of the Borrowers, the Agent, and the Lenders agrees that any reference contained herein to the Interim Order or the Final Order shall include all terms, conditions, and provisions of such orders and that such orders are incorporated herein for all purposes. To the extent there is any inconsistency between the terms of this Agreement and the terms of the Borrowing Orders, the terms of the Borrowing Orders shall govern.

Section 15.20 Right to Publicize and Advertise. Subject to Section 6.6(b) hereof, the Agent and each Lender may, without consent of any Borrower, publicly disclose and/or advertise its lending relationship with the Borrowers, the identity of the Borrowers, the Commitments, and such other information as is publicly disclosed by any Borrower through any filing with the Bankruptcy Court or the Securities and Exchange Commission.

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Section 15.21 Gaming Laws.

(a) Each provision of this Agreement is subject to and shall be enforced in compliance with the provisions of the New Jersey Casino Control Act.

(b) The Agent and the Lenders acknowledge, understand and agree that the rules and regulations of the Indiana Gaming Commission (together with the Indiana Riverboat Gambling Act, the “Gaming Laws”) may impose certain licensing or transaction approval requirements prior to the exercise of the rights and remedies granted to it under this Agreement with respect to gaming equipment that is subject to the Gaming Laws. In particular, the Agent and the Lenders acknowledge, understand and agree that they may not take a direct possessory interest in any gaming equipment, but will exercise such rights only through an agent appropriately licensed or approved by the Indiana Gaming Commission.

(c) Notwithstanding any other provision of this Agreement to the contrary, nothing in this Agreement shall (i) effect any transfer of any ownership interest (within the meaning of 68 Indiana Administrative Code 5) in any Borrower or (ii) effect any transfer, sale, purchase, lease or hypothecation of, or any borrowing or loaning of money against, or any establishment of any voting trust agreement or other similar agreement with respect to (all within the meanings of Indiana Code 4-33-4-21), any certificate of suitability or any gaming licenses heretofore or hereafter issued to any Person, including any Borrower, under any of the Gaming Laws.

(d) The Agent and the Lenders acknowledge, understand and agree that the Indiana Gaming Commission reserves the right to disapprove and subsequently cancel any contract that it determines does not comply with the Indiana Riverboat Gambling Act, Title 68IAC and the regulations promulgated thereunder.

IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

BORROWERS:

Trump Hotels & Casino Resorts, Inc.

By:	/s/ John Burke

Name:	John P. Burke

Title:	Executive Vice President and Corporate Treasurer

THCR Holding Corp.

By:	/s/ John Burke

Name:	John P. Burke

Title:	Assistant Treasurer

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THCR/LP Corporation

By:	/s/ John Burke

Name:	John P. Burke

Title:	Assistant Treasurer

Trump Hotels & Casino Resorts Holdings, L.P.

By:	Trump Hotels & Casino Resorts, Inc., general partner

	By:	/s/ John Burke

	Name:	John P. Burke

	Title:	Executive Vice President and Corporate Treasurer

Trump Hotels & Casino Resorts Funding, Inc.

By:	/s/ John Burke

Name:	John P. Burke

Title:	Executive Vice President and Corporate Treasurer

Trump Atlantic City Holding, Inc.

By:	/s/ John Burke

Name:	John P. Burke

Title:	Vice President and Treasurer

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Trump Atlantic City Associates

By:	Trump Atlantic City Holding, Inc.

	By:	/s/ John Burke

	Name:	John P. Burke

	Title:	Vice President and Treasurer

Trump Atlantic City Funding, Inc.

By:	/s/ John Burke

Name:	John P. Burke

Title:	Treasurer

Trump Atlantic City Funding II, Inc.

By:	/s/ John Burke

Name:	John P. Burke

Title:	Treasurer

Trump Atlantic City Funding III, Inc.

By:	/s/ John Burke

Name:	John P. Burke

Title:	Treasurer

Trump Atlantic City Corporation

By:	/s/ John Burke

Name:	John P. Burke

Title:	Treasurer

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Trump Taj Mahal Associates

By:	Trump Atlantic City Corporation, general partner

	By:	/s/ John Burke

	Name:	John P. Burke

	Title:	Treasurer

Trump Plaza Associates

By:	Trump Atlantic City Corporation, general partner

	By:	/s/ John Burke

	Name:	John P. Burke

	Title:	Treasurer

Trump Casino Holdings, LLC

By:	/s/ John Burke

Name:	John P. Burke

Title:	Executive Vice President and Treasurer

Trump Casino Funding, Inc.

By:	/s/ John Burke

Name:	John P. Burke
Title:	Executive Vice President and Corporate Treasurer

Trump Marina, Inc.

By:	/s/ John Burke

Name:	John P. Burke

Title:	Vice President and Treasurer

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Trump Marina Associates, L.P.

By:	Trump Marina, Inc., general partner

	By:	/s/ John Burke

	Name:	John P. Burke

	Title:	Vice President and Treasurer

Trump Indiana, Inc.

By:	/s/ John Burke

Name:	John P. Burke

Title:	Executive Vice President and Treasurer

Trump Indiana Realty, LLC

By:	Trump Casino Holdings, LLC, member

	By:	/s/ John Burke

	Name:	John P. Burke

	Title:	Executive Vice President and Treasurer

Trump Indiana Casino Management, LLC

By:	Trump Casino Holdings, LLC, member

By:	/s/ John Burke

Name:	John P. Burke

Title:	Executive Vice President and Treasurer

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THCR Management Holdings, LLC

By:	Trump Casino Holdings, LLC, member

	By:	/s/ John Burke

	Name:	John P. Burke

	Title:	Executive Vice President and Corporate Treasurer

THCR Management Services, LLC

By:	THCR Management Holdings, LLC, member

	By:	Trump Casino Holdings, LLC, member

		By:	/s/ John Burke

		Name:	John P. Burke

		Title:	Executive Vice President and Treasurer

THCR Enterprises, Inc.

By:	/s/ John Burke

Name:	John P. Burke

Title:	Vice President and Treasurer

THCR Enterprises, L.L.C.

By:	THCR Enterprises, Inc. Member

	By:	/s/ John Burke

	Name:	John P. Burke

	Title:	Vice President and Treasurer

82

THCR Ventures, Inc.

By:	/s/ John Burke

Name:	John P. Burke

Title:	Treasurer

Trump Internet Casino, LLC

By:	Trump Hotels & Casino Resorts Holding, L.P., Member

	By:	Trump Hotels & Casino Resorts, Inc.

		By:	/s/ John Burke

		Name:	John P. Burke

		Title:	Executive Vice President and Corporate Treasurer

Trump Hotels & Casino Resorts Development Company, LLC

By:	Trump Hotels & Casino Resorts Holding, L.P., Member

	By:	Trump Hotels & Casino Resorts, Inc.

		By:	/s/ John Burke

		Name:	John P. Burke

		Title:	Executive Vice President and Treasurer

83

		Trump Plaza Funding, Inc.

		By:	/s/ John Burke

		Name:	John P. Burke

		Title:	Vice President

			AGENT AND LENDERS:

Commitment:	$100,000,000	Beal Bank, S.S.B., as the Agent and as a Lender

Pro Rata Share:	100.00000%

		By:	/s/ William T. Saurenmann
			William T. Saurenmann
			Senior Vice President

84